As filed with the Securities and exchange commission on June 18, 2001 Registration No. 333-63220

    =======================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM SB-2
                                   Amendment 1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                         The Nationwide Companies, Inc.
                 (Name of small business issuer in its charter)

       Florida                  5122                        65-0962627
------------------        -----------------            ------------------------
(State or other       (Primary Standard Industrial     (I.R.S. Employer
jurisdiction of        Classification Code Number)          Identification No.)
incorporation
or organization)

                  ---------------------------------------------
                                  Richard Loehr
                            4350 Oakes Rd., Suite 512
                              Davie, Florida 33314
                                 (954) 584-5080
              (Address and telephone number of principal executive
         offices, and principal place of business, of agent for service)
                            ------------------------

Copies to:
                          Mintmire & Associates
                          265 Sunrise Avenue, Suite 204
                          Palm Beach, Florida 33480
                          (561) 832-5696

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement

If this form is filed to register additional securities for an offering pursuant to rule 462(b) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to rule 462(c) under the securities act, check the following box and list the securities act registration statement number of the earlier registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box.[ ]

                         THE NATIONWIDE COMPANIES, INC.
                 4350 Oakes Rd., Suite 512, Davie, Florida 33314
                                 (954) 584-2151


              Shares      Offering Price      Gross Proceeds to the Company
             --------     --------------      -----------------------------
 Minimum      100,000         $5.00                       $500,000

 Maximum    1,000,000         $5.00                     $5,000,000


    Selling Shareholders May Also Be Selling up to 500,000 Additional Shares

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO ONE IS AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING AND, IF GIVEN, YOU SHOULD NOT RELY ON THIS INFORMATION. THIS PROSPECTUS SHOULD NOT BE CONSIDERED AN OFFER TO ANY PERSON TO WHOM SUCH AN OFFER WOULD BE UNLAWFUL.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS.


COMPANY INFORMATION

     We provide a range of benefit packages offering diversified products through independent marketing directors and associates located throughout the United States. Although we are not presently qualified for public market quotation we intend to qualify our shares for quotation on the OTC Bulletin Board concurrently with the date of this prospectus.

TERMS OF THE INITIAL OFFERING PERIOD

<    The  initial  offering  period  will end after 6 to 12 months from the date listed in this prospectus unless it is terminated earlier.

<    During the initial offering period, we will offer shares at $5.00 per share with the minimum purchase being $25,000 (5000 shares). Since there is no selling commission, all proceeds from the sales will go to us.

<    This offering is being made on a self-underwritten  basis by us through our only principal, Richard Loehr, without the use of securities brokers. All proceeds from the sale of shares will be held in an attorney escrow account maintained by Mintmire & Associates, Palm Beach, Florida.

<    If we do not sell a minimum  of  $500,000  of  shares  during  the  initial offering period, we will return all money from shares sold without interest within thirty(30) days of the close of the initial offering period

ADDITIONAL SHARES BEING OFFERED

     We will not receive any proceeds from the additional 500,000 shares which may be offered by our selling shareholders.


     You must meet certain requirements in order to purchase the shares offered in this prospectus. You must indicate in the Subscription Agreement and Power of Attorney that you have either a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or a net worth of at least $50,000 (also exclusive of home, furnishings and automobiles) and an annual adjusted gross income of not less than $25,000.

Table of Contents
Descriptive Title                                                           Page

PROSPECTUS SUMMARY.............................................................4
SUMMARY FINANCIAL DATA.........................................................5
RISK FACTORS...................................................................5
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS..........................11
USE OF PROCEEDS...............................................................12
DETERMINATION OF OFFERING PRICE...............................................12
CAPITALIZATION................................................................12
DILUTION......................................................................13
FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT..........................14
SELLING SECURITY HOLDERS......................................................15
SHARE ELIGIBLE FOR FUTURE SALE................................................20
PLAN OF DISTRIBUTION..........................................................20
LEGAL PROCEEDINGS.............................................................20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................22
PRINCIPAL SHAREHOLDERS........................................................25
THE COMPANY...................................................................26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS............................................32
ABSENCE OF CURRENT PUBLIC MARKET AND DIVIDEND POLICY..........................37
DESCRIPTION OF CAPITAL STOCK..................................................38
EXECUTIVE
COMPENSATION..................................................................39
ERISA CONSIDERATIONS..........................................................40
LEGAL MATTERS.................................................................40
EXPERTS  .....................................................................40
WHERE YOU CAN FIND MORE
INFORMATION...................................................................40
SUBSCRIPTION PROCEDURE........................................................40
APPENDIX I (FINANCIAL STATEMENTS)............................................F-1
EXHIBIT A - SUBSCRIPTION AGREEMENT...........................................A-1

          PART II

INFORMATION NOT REQUIRED IN PROSPECTUS.........................................
ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................
ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...........................
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES...............................
ITEM 27. EXHIBITS..............................................................

                               Prospectus Summary

     The following is a summary of material information which is supported in its entirety by detailed information( including financial information and notes thereto) contained in this prospectus. This highlighted summary is intended for reference only. Before making any investment, you should carefully consider the information under the heading "Risk Factors."


The Company

The Nationwide Companies, Inc. f/k/a Focus Financial Group, Inc.("Nationwide" and/or "The Company") was incorporated under the laws of the State of Florida on November 18, 1999. We commenced operations as a developmental stage company and had no revenues from inception until consummating our merger with Team Nationwide, Inc., a Florida corporation, on January 8, 2001 which merger had a December 28, 2000, effective date. Until this merger our activities had been limited to actions related to our organization. For the calendar year 2000 we operated as a "shell" company conducting virtually no business operations, other than our efforts to seek a merger partner or acquisition candidate. Until our merger we had no full time employees and owned no real estate. The Nationwide Companies, Inc. now operates as a direct sales company.


Securities Offered by the Company

The maximum amount of shares offered ($5,000,000): 1,000,000 shares at $5.00 per share.

The minimum amount of shares offered ($500,000): 100,000 shares at $5.00 per share.

Although we are not presently qualified for public quotation we intend to qualify our shares for quotation on the OTC Bulletin Board concurrently as of the effective date of this prospectus or as soon thereafter as possible.


Offering Period(s)

Initial: During the initial offering period, we will offer shares for a period of twelve(12) months from the effective date of this prospectus unless it is terminated earlier. During this initial offering period we will break escrow once a minimum of $500,000 in shares is sold.Initial: During the initial offering period, we will offer shares for a period of twelve(12) months from the effective date of this prospectus unless it is terminated earlier. During this initial offering period we will break escrow once a minimum of $500,000 in shares is sold.


Proceeds Held

Proceeds from these sales will not be paid to Nationwide until the $500,000 minimum in sales is achieved. Investors are reminded that, given the twelve(12) month duration of the initial offering period, investments may be held in escrow If the minimum $500,000 in shares is not raised in the initial offering period we will not return proceeds to the investors until thirty(30) days after the close of the initial offering period. No interest will be earned on the funds in the escrow account. Even if interest is earned, it will not be distributed to investors but will be distributed to Nationwide. There will be no fees or other amounts deducted from returned funds.


Investor Requirements

You must meet certain requirements in order to purchase the shares offered in this prospectus. You must indicate in the Subscription Agreement and Power of Attorney that you have either a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or a net worth of at least $50,000 (also exclusive of home, furnishings and automobiles) and an annual adjusted gross income of not less than $25,000.

Minimum Subscription

The minimum purchase is $25,000 and/or 5,000 shares.


Risks and Conflicts of Interest

Nationwide has had a history of significant losses. For the years ended December 31, 2000 and 1999, we had net income of $528,829 and a net loss of ($1,084,705) respectively on revenues of $6,392,752 for the calendar year 2000 and revenues of $2,065,549 for the calendar year 1999. There is no assurance that we can continue to generate net income and increase revenues or successfully expand our operations in the future. We are subject to all of the problems, expenses, delays and other risks inherent in a business with a relatively short history of operations and in a business seeking to expand its operations. Therefore, we cannot predict with certainty whether and if we will be capable of becoming a profitable entity. This investment involves substantial risks. Risks inherent in investing in Nationwide are discussed under "Risk Factors."


Plan of Distribution

The shares are being offered directly by Richard L. Loehr, our President and Chairman.


Application of Proceeds

The proceeds of the offering are to be used to continue business operations and expand the scope of the business. In the event we receive more than the $500,000 minimum, we intend to be more aggressive in implementing our business model.

                            Summary Financial Data


     The following is a summary of the financial data contained in this prospectus. This information reflects our operations for the period from inception to June 30, 2001, is derived from, and qualified by reference to, the financial statements of Nationwide which have been audited through December 31, 2000, by Robert Jarkow, CPA, Independent Certified Public Accountant. The information below should be read in conjunction with the consolidated Financial Statements and Notes thereto included in this Prospectus. Nationwide's historical operating results are not necessarily indicative of the results of any future period.

                                            Six Months Ended   Year Ended       January 15, 1999
                                            June 30, 2001      December 31,     (Inception)
                                            (unaudited)           2000          to December 31, 1999
STATEMENT OF OPERATIONS
Revenues                                    $ 3,422,473        $6,392,752       $ 2,065,549
Net Income(loss)                            $   (63,417)       $  528,829       ($1,084,705)
Net Income(loss)per share                   $   ($0.025)       $    $0.21       $    ($0.43)
Number of Shares used in                      2,500,000         2,500,000         2,500,000
calculation of net loss per share (2)

BALANCE SHEET DATA                                June 30, 2001

Working Capital (deficit)                               $63,523
Total Assets                                        $10,340,809
Total Shareholder's (deficit)                         ($574,611)



                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. If any of these risks, or other risks not presently known to us, or that we currently believe are not significant, develops into an actual event, then our business, financial condition and results of operations could be adversely affected. If that happens, the market price of our common stock could decline, and you may lose all or part of your investment.

     We depend on our president and other management personnel to operate and grow. We believe the efforts of our executive officers and other management personnel, including Richard L. Loehr, our president and Chief Executive Officer are essential to our operations and growth. The loss of the services of Mr.
Loehr and others would materially adversely affect us. We do not carry key-man life insurance on any such individuals. We presently have no agreements with our management personnel to retain their services.

     We have had significant losses and may not be able to continue to successfully expand our revenues and remain profitable. For the years ended December 31, 2000 and 1999, we had net income of $528,829 and a net loss of ($1,084,705) respectively on revenues of $6,392,752 for the calendar year 2000 and revenues of $2,065,549 for the calendar year 1999. We recently consolidated offices by relocating a data processing office, in an effort to create a higher level of efficiency and utilization of our resources and decreasing operating expenses. At this point in time we do not expect material changes in our operating expenses in the near term, and we are unable to quantify to what extent operating expenses may increase in the future. We cannot assure you that we can continue to generate net income and increase revenues or successfully expand our operations in the future. We are subject to all of the problems, expenses, delays and other risks inherent in a business with a relatively short history of operations and in a business seeking to expand its operations. Therefore, we cannot predict with certainty the success or failure of our future operations.

     We may experience difficulty developing new business lines. If we attempt to develop new business lines outside of our present lines, that effort could have a material adverse effect on our results of operations. Our efforts in developing new line of business services and products involve inherent risks, including risks associated with inexperience and competition from mature participants in the markets we enter. Our inexperience may result in costly decisions that could have a material adverse effect on our business, financial condition and results of operations.

     Further expansion is dependent upon factors beyond our control. Our expansion plans are based primarily upon increasing our existing sales and the offering of additional lines of business. Our growth will depend, in part, upon the development of new business lines which will be dependent upon a number of factors:


-    our ability to identify and acquire suitable alternative business lines;
-    our ability to finance the expansion of sales and future business lines;
-    achieving market acceptance of our business lines;
-    regulatory constraints;
-    our  ability  to  market  and  provide  additional   business  lines  on  a
     cost-effective basis; and
- whether anticipated performance levels of new business lines will be achieved.

     Many of the factors required for the new business lines to succeed will be beyond our control. These include, but are not limited to, the effectiveness of our marketing efforts in the sale of our products.


     Our dependence on a limited number of suppliers and affiliated companies may have a material adverse effect on our business. We do not intend to produce our own private label business lines since we believe that the availability of existing and highly visible business lines from third parties on a contract basis is adequate to meet our needs. We maintain no existing contractual commitments or other arrangements for the future access to various business lines. Neither the suppliers nor affiliated companies of Nationwide comprise a majority of our revenues. We generate revenue from the sale of the benefit packages. Should the relationships with our suppliers and affiliated companies terminate, our supply and ability to meet consumer demands may be adversely affected.

     An Independent Marketing Director ("IMD") of The Nationwide Companies is an independent contractor that has applied to the Company, and has been authorized to market the Company's benefit package and to be compensated for the sale of the Company's benefit package. Should the relationships with our suppliers and affiliated companies terminate, our supply and ability to meet consumer demands may be adversely affected.

     We face significant competition from more established companies. We compete intensely with other direct sales companies in the recruitment of IMD's, of which there are many such companies. Some of the largest of these are Market America., Nature's Sunshine, Inc., Herbalife International, Inc., Amway n/k/a Alticor, Inc., Rexall Sundown, Inc., Nu Skin and Excel Communications. Each of these companies is substantially larger than us and has significantly greater financial and personnel resources.

     Furthermore, we are a relatively new participant in the direct sales marketplace and as such can not be considered to be directly competitive with such companies at this time. Nevertheless, it is Nationwide's goal to become a viable direct sales company with its own market presence and productive IMDs. However, there is no assurance that we will be able to establish a stable and long lasting market presence.

     Regulatory changes may impose significant restrictions and additional costs or other burdens on our business. The processing, formulation, packaging, labeling and advertising of our supplier's health care products is subject to regulation by one or more federal agencies, including the FDA, the Federal Trade Commission (the "FTC"), the Consumer Product Safety Commission and the United States Department of Agriculture and the Environmental Protection Agency. These activities are also regulated by various agencies of the states and localities. The FDA, in particular, regulates the advertising, labeling and sales of vitamin and mineral supplements if the FDA believes they are unapproved drugs or food additives rather than food supplements. Compliance with the rules and regulations of such agencies is complex and entails continued diligence. In addition, the Compliance Policy Guide issued by the FDA establishes the manner in which homeopathic drugs are regulated. The Compliance Policy Guide provides that homeopathic drugs may only contain ingredients that are generally recognized as homeopathic. Compliance with the Compliance Policy Guide requires detailed scrutiny and diligence.

     Direct selling activities are regulated by various governmental agencies. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes. Such schemes, often referred to as "pyramid" or "chain sales" schemes, often promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products.

     We cannot determine the effect that future governmental regulations or a administrative orders may have on our business. Moreover, governmental regulations in countries where we plan to commence or expand operations may prevent, delay or limit market entry of certain products or require the reformulation of such products. Regulatory action, whether or not it results in a final determination adverse to us has the potential to create negative publicity, with detrimental effects on the motivation and recruitment of associates and, consequently, on our possible future sales and earnings.

     We are dependent upon our Independent Marketing Directors & Associates. We market our benefit packages through approximately 25,000 active Independent Marketing Directors. Due to the nature of an associate, we are unable to determine exactly how many associates work with Nationwide. For example, we have municipalities which have purchased benefit packages whose employees are associates, and currently we are unaware of the exact number of employees a municipality may have that are associates. IMD agreements are voluntarily terminable by the IMD at any time. Our revenue is directly dependent upon the efforts of these independent marketing directors, and any growth in future sales volume will require an increase in the productivity of these IMDs and/or growth in the total number of IMDs. As is typical in the direct selling industry, there is turnover in IMDs from year to year, which requires the training of new IMDs by Nationwide and existing IMDs to maintain or increase the overall number of IMDs and associates and motivate new and existing IMDs. There may be seasonal decreases in IMD sales in some of the areas in which we operate because of local holidays and customary vacation periods. The size of the IMD force can also be particularly impacted by general economic and business conditions and a number of intangible factors such as adverse publicity or the public's perception of our products or direct selling businesses in general. We cannot assure you that the number or productivity of our IMDs will be sustained at current levels or increased in the future.

     An IMD differs from an associate due to the fact that they are an individual who has completed an application to become such, at no cost to that individual, they are able to market Nationwide's benefit packages. An associate is an individual, business or municipality which has purchased a benefit package to utilize the product and service offerings available. In addition, an IMD does not have to purchase a benefits package

     Our insurance may not be sufficient The offering of alternative health care products exposes us to the possibility of personal injury, product or other liability claims. We carry general liability insurance in the amount of $1,000,000 per occurrence limit and $1,000,000 in the aggregate, including product liability insurance. A successful claim against us which exceeds, or is not covered by, our insurance policies could have a material adverse effect on us. In addition, we may be required to expend significant resources and energy in defending against any claims.

     We do not intend to pay dividends. We have not paid any cash dividends on our common stock to date and we do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, future financing arrangements, if any, may preclude or otherwise restrict the payment of dividends.

     Our stock is not listed on a public exchange. There has been no trading market for the shares and none is anticipated to develop in the near future. We intend to apply for a listing on the OTC Bulletin Board concurrently with the filing of this offering. It is unlikely that a trading market will develop in the near term or that, if developed, it will be sustained. In the event a regular public trading market does not develop, any investment in Nationwide's Common Stock would be highly illiquid. Accordingly, an investor in the Shares may not be able to sell the Shares readily, if at all.

     Penny stock regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. If Nationwide's common stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.

     Selling shareholders may impact our stock value through the execution of short sales. Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells Nationwide's security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. Such short selling could impact the value of Nationwide's stock in an extreme and volatile manner to the detriment of other shareholders.

     Our present offering of common stock is self-underwritten. This Offering is self-underwritten by Nationwide's President and director and potential investors should give careful consideration to all aspects of this Offering before any investment in Nationwide is made. Due to the absence of an underwriter, no due diligence examination has been performed in conjunction with this offering such as would have been performed in an underwritten offering.

     Material benefits to management and principal shareholders. The present Chairman of Nationwide owns 80% of the common shares of Nationwide before the registration and issuance of additional shares from the present prospectus. This controlling interest was acquired at a cost substantially below the offering price. Accordingly, purchasers of the shares offered hereby, will bear most of the risk of loss although control of Nationwide will be maintained by the existing stockholders by virtue of their percentage stock ownership.

     We have a history of net losses and may require additional financing. Since inception, we have a shareholders deficit; however, as of the calendar year ending December 31, 2000, we have net income on a consolidated basis of $528,829. We cannot assure you that we can continue to realize net income and generate increased revenues at the same or similar rate as in the immediate past and/or to successfully expand our operations in the future. Moreover, as of the six months ended June 30, 2001 we experienced a net loss of ($63,417) as compared to a net loss of ($283,473) for the six months ended June 30, 2000. This net loss resulted even though revenue for the six months ended June 30, 2001 was $3,422,473 as compared to $946,055 for the six months ended June 30, 2000.

     Our ultimate success in fully implementing our business model and meeting our cash flow obligations is dependent on our ability to continue to recognize increased revenues in the form of benefit package sales. Although Nationwide believes it will continue to receive increased benefit package sales there can be no assurances. In the event that Nationwide does not recognize increased benefit package sales it may need to raise additional capital, as to which there can be no assurances. Nationwide currently has a positive cash balance as of the quarter ending June 30, 2001 of $1,450,780. We feel that our present capital is sufficient to meet our operating cash flow needs through June 30, 2002 in the event Nationwide's cash flows from operating, investing and financing activities are insufficient to meet its expected operating obligations as they come due.

     In the event that cash from operations and other available funds prove to be insufficient to fund our anticipated operations, we may seek additional financing. There can be no assurance that, if additional financing is required, it will be available on acceptable terms, or at all. Additional financing may involve substantial dilution to the interests of our then-current shareholders.

              Certain Relationships and Related Party Transactions

     Nationwide has paid a $75,000 consulting fee to Global Business Resources, Inc., a Florida corporation which is controlled by Mr. Peter Goldstein who is the husband of Shelley Goldstein, the former sole officer and director of Focus Financial Group, Inc., and beneficial owner of 238,000 shares of Nationwide. This consulting fee was for management, operational, financial and organizational consulting received by Nationwide in addition to its merger with Focus Financial Group, Inc.

     We have no plans to issue any additional securities to management, promoters, affiliates or associates at the present time. If the Board of Directors adopts an employee stock option or pension plan, we may issue additional shares according to the terms of this plan.

     Although we have a very large amount of authorized but un-issued common stock, we intend to reserve this stock to implement continued expansion of the business.

Business with Affiliates of the Company

         We have only done business with affiliates at the prices and on terms comparable to those of non-affiliates. The Board of Directors must approve any related party contract or transaction. Mr. Loehr, who is presently Nationwide's Chairman and CEO, has agreed to abstain from voting on any related party contract or transaction involving his existing businesses. Nevertheless, it would still be possible for the Board of Directors to authorize such a contract or transaction with Mr. Loehr's existing businesses or any other affiliate even if the terms were unfair to Nationwide.

     We do not intend to use the proceeds from this offering to make payments to any promoters, management (except as salaries, benefits and out of pocket expenses) or any of their affiliates. We have no present intention of acquiring any assets by any promoter, management or their affiliates or associates.

     There are no arrangements or agreements between non-management shareholders
and  management  under  which   non-management   shareholders  may  directly  or
indirectly participate in or influence Company affairs.

     Many of the Company's products and services are supplied by companies that are owned by the Company's majority shareholder. The affiliated companies sell only to the Company's Associates. No revenue is realized by the Company for product or service sold by theses affiliates. One affiliate pays a commission, based on product sales, to the Company. The revenue received by the Company from this affiliate is reflected in the Statement of Operations as Commissions.

     As of December 31, 2000, the Company advanced, interest free, the sum of $465,634 to one affiliate. This amount was repaid prior to June 30, 2001.

                                 Use of Proceeds

     Net proceeds from the sale of the shares of common stock are estimated to be $ 4,965,050 if the $5,000,000 maximum number of shares is sold and $ 465,050 if only the $500,000 minimum number of shares is sold. We will not receive any money from the sales of shares by the selling shareholders.

     These proceeds will be used to finance the expansion of our activities as well as for general business purposes. In the event only the minimum sales are made, we will concentrate our efforts on expanding our benefit package sales and expanding our IMD base. In the event that more than the minimum is sold, we intend to add to our working capital reserves to further expand our lines of credit from vendors as well as provide additional working capital to develop Company operations by increasing web site capabilities, computer systems and hiring and training additional personnel. None of the estimates below include income from revenue. We anticipate receiving income from our day-to-day operations, but there can be no assurance that this income will be sufficient to generate a positive cash flow before the sales from this offering are expended.

                               Gross Proceeds(1)

                                       $500,000                $2,550,000             $5,000,000

                                   Dollar                   Dollar                 Dollar
                                   Amount   Percentage      Amount    Percentage   Amount     Percentage
                                   ------   ----------      ------    ----------   ------     ----------
Offering Expenses                 $34,950      6.99%         $34,950     1.37%      $34,950       .70%

Financing and Funding             442,550     88.51%       2,400,300    94.13%    4,740,050      94.8%

Working Capital                    22,500      4.50%         114,750     4.50%      225,000      4.50%
                                   ------      -----         -------     -----      -------      -----

Gross Proceeds                    500,000    100%          2,550,000   100%       5,000,000    100%
                                  =======    ====          =========   ====       =========    ====

Less Offering Expenses             34,950                     34,950                 34,950
                                   ------                     ------                 ------

Net Proceeds                     $465,050                 $2,515,050             $4,965,050
                                 ========                 ==========             ==========
------------------------------

(1) We project that we will provide from gross proceeds designated for Financing and Funding a total of $150,000-$175,000 for employee salaries (representing approximately 3.5% to 35% of the offering gross proceeds).

     We reserve the right to change the application of proceeds depending on unforeseen circumstances at the time of this offering. The intent is to implement our business plan to the fullest extent possible with funds raised in this offering.


                         Determination of Offering Price

     The initial public offering price of the shares of Common Stock has been determined arbitrarily by Nationwide and does not necessarily bear any relationship to its book value, assets, past operating results, financial condition or any other established criteria of value. Although Nationwide's stock is not listed on a public exchange we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. However, there is no assurance that Nationwide's Common Stock, once it becomes listed on a public exchange, will trade at market prices in excess of the initial public offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the Common Stock, investor perception of the Company and general economic and market conditions.



                                 Capitalization

     The following table shows the capitalization as of June 30, 2000 and the pro forma capitalization on the same date. This information reflects the sale of the 100,000 shares offered for estimated net proceeds of $4.65 per share. This information also indicates the sale of 1,000,000 shares offered for estimated net proceeds of $4.96 per share.

                                                                                         As Adjusted

                                                                   Actual             Minimum           Maximum
Shareholders' equity
Common stock, $.001 par value; 10,000,000 Shares
authorized; 2,500,000 Shares issued and outstanding;
100,000 (Minimum) and 1,000,000 (Maximum) Shares to be
issued and outstanding, as adjusted                                $2,500             $2,600            $3,500

Additional Paid-in capital                                         42,182             507,132          5,006,232

Deficit                                                          (619,293)          (619,293)         (619,293)

Total Shareholders' equity (deficit) and total capitalization   ($574,611)         ($109,561)        $4,390,439

                                    Dilution

     The following table shows the percentage of equity the investors in this offering will own compared to the percentage of equity owned by the present shareholders and the comparative amounts paid for the shares by the investors as compared to the total consideration paid by the present Nationwide shareholders.

                         Dilution for $500,000 Offering

Initial public offering price per Share                     $5.00       100.0%

Net tangible book value per Share before offering           (0.23)   (  4.6%)
Increase per Share attributable to new Shareholders          0.19       3.8%

Pro forma net tangible book value per Share after offering   ($0.04) (  1.0%)
                                                             ------
Total dilution per Share to new Shareholders                 $5.04     100.8%
                                                             =====

                      Shares Purchased Total Consideration
                                                                         Average Price
                       Number      Percent         Amount     Percent    Per Share
                       ------      -------         ------     -------    ---------
Existing Shares       2,500,000     96.15          44,682      8.20       0.0179

New Shares             100,000       3.85          500,000     91.80       5.00
                       -------       ----          -------     -----       ----

                      2,600,000     100.00         544,682    100.00      0.2095
                      =========     ======         =======    ======      ======

                        Dilution for $5,000,000 Offering

Initial public offering price per Share                        $5.00      100.0%

Net tangible book value per Share before offering             $(0.23)     (4.6%)
Increase per Share attributable to new Shareholders           $ 1.48       29.6%

Pro forma net tangible book value per Share after offering    $ 1.25      25.00%
                                                               -----
Total dilution per Share to new Shareholders                  $ 3.75      75.00%
                                                               =====

                      Shares Purchased Total Consideration

                                                                        Average Price
                    Number        Percent       Amount      Percent     Per Share
                    --------      -------     --------      -------     -------------
Existing Shares     2,500,000      71.43       $ 44,682       .89       $0.0179

New Shares          1,000,000      28.57      5,000,000     99.11        5.00
                    ---------      -----      ---------     -----        ----

                    3,500,000      100.00    $5,044,682     100.00      $1.44
                    =========      ------    ==========     ======      =====


              Fiduciary Responsibility of the Company's Management

     Our counsel has advised us that we have a fiduciary responsibility for the safekeeping and use of all company assets. Management is accountable to each shareholder and required to exercise good faith and integrity with respect to its affairs. (For example, management cannot commingle the company's property with the property of any other person, including that of any current or future member of management.)

     The SEC has stated that, to the extent any exculpatory or indemnification provision includes indemnification for liabilities arising under the Securities Act of 1933, it is the opinion of the SEC that this indemnification is contrary to public policy and, therefore, unenforceable. Shareholders who believe that our management may have violated applicable law regarding fiduciary duties should consult with their own counsel as to their evaluation of the status of the law at that time.

     According to federal and state statutes, including the Florida General Corporation Law, shareholders in a corporation have the right to bring class action suites in federal court to enforce their rights under federal securities laws. Shareholders who have suffered losses in connection with the purchase or sale of their shares may be able to recover any such losses from a corporation's management where the losses result from a violation of SEC rules.

                            SELLING SECURITY HOLDERS

     Of the 1,500,000 shares of Nationwide's Common Stock covered by this Prospectus a maximum of 1,000,000 are being offered by us and the remaining 500,000 are being offered by existing shareholders.

     The following table sets forth the name of each selling security holder, the number or shares of common stock beneficially owned by the selling security holder as of June 30, 2001, and the number of shares being offered by each selling security holder. During the past three years no selling security holder has been our officer, director or affiliate, nor has any selling security holder had any material relationship with us during the period, other than as set forth below.

     Selling security holders of shares of Focus financial Group, Inc., or their transferees who were promoters or affiliates may be deemed underwriters and therefore can not sell their shares in reliance of Rule 144. Mr. Loehr is not a selling shareholder in the present offering. The additional shares which are being offered for sale by Nationwide are from treasury stock and are not shares owned directly or indirectly by Mr. Loehr.

     The shares of common stock being offered by this prospectus are being registered to permit public secondary trading, and the selling security holders may offer all or part of the shares for resale from time to time. However, the selling security holders are under no obligation to sell all or any portion of the shares of common stock immediately under this prospectus. Because the selling security holders may sell all or a portion of their shares of common stock, no estimate can be given as to the number of shares of common stock that will be held by any selling security holder upon termination of any offering made under this prospectus; accordingly, the following table assumes the sale of all shares of common stock by the selling security holders immediately following the date of this prospectus.




            [The remainder of this page is left intentionally blank]

                           Shares Owned and To Be Sold


     Date                                            Shares Owned &   Percent       Consideration
#    Purchased   Name and Address of Owner        Shares Being Sold   of Class      Paid               Company
==== =========== ================================ =================== ============= =================  ==============
1    11/19/99    Scott Rhodes                     1000                0.04%         $1.00              Focus
                 The Grand                                                                             Financial
                 5801 Nicholson Lane #810
                 North Bethesda, MD   20852

2    11/19/99    Dr Samuel Kaufman                1000                0.04%         $1.00              Focus
                 1536 SW Fifth Avenue                                                                  Financial
                 Boca Raton, FL 33432

3    11/19/99    Herbert Bryant, III              1000                0.04%         $1.00              Focus
                 8390 Currency Dr. #5                                                                  Financial
                 West Palm Beach, FL 33404

4    11/19/99    Dr. Warren Sturman               1000                0.04%         $1.00              Focus
                 801 Ponce de Leon Dr.                                                                 Financial
                 Ft. Lauderdale, FL 33316

5    11/19/99    Ron & Lisa Kauffman              1000                0.04%         $1.00              Focus
                 18846 SE Old Trail Dr. W                                                              Financial
                 Jupiter, FL 33478-1818

6    11/19/99    Cramer, Daniel                   1000                0.04%         $250.00            Focus
                 15500 46th Lane South                                                                 Financial
                 Wellington, FL  99414

7    11/19/99    Cramer, Sandy                    1000                0.04%         $250.00            Focus
                 15500 46th Lane South                                                                 Financial
                 Wellington, FL  99414

8    11/19/99    Diaz, Roxanne                    1000                0.04%         $250.00            Focus
                 31 Truman                                                                             Financial
                 Ft. Lauderdale, FL  33326

9    11/19/99    Echols, Stephen                  1000                0.04%         $250.00            Focus
                 160 Marine Way                                                                        Financial
                 Delray Beach, FL

10   11/19/99    Foote, Laura                     1000                0.04%         $250.00            Focus
                 123 Beach Rd.                                                                         Financial
                 Islamorada, FL  33036
                 c/o The Moorings

11   11/19/99    Ghanam, Jay                      1000                0.04%         $250.00            Focus
                 425 N Dixie Hwy                                                                       Financial
                 Pompano Beach, FL  33060

     Date                                         Shares Owned &      Percent       Consideration
#    Purchased   Name and Address of Owner        Shares Being Sold   of Class      Paid               Company
==== =========== ================================ =================== ============= =================  ==============
12   11/19/99    Gundlach, Jon                    1000                0.04%         $225.00            Focus
                 2741 NE 14th St.                                                                      Financial
                 Ft. Lauderdale, FL  33304

13   11/19/99    Hanrahan, Robert                 1000                0.04%         $250.00            Focus
                 2175 Citrus Lake Dr. # B201                                                           Financial
                 Naples, FL  34109

14   11/19/99    Milligan, Sharon                 1000                0.04%         $250.00            Focus
                 9539 Boca Cove Circle #109                                                            Financial
                 Boca Raton, FL  33428

15   11/19/99    Palos, Diane                     1000                0.04%         $250.00            Focus
                 330 SE 2nd Ave #C1                                                                    Financial
                 Deerfield Beach, FL  33441

16   11/19/99    Prendergast, Alicia              1000                0.04%         $250.00            Focus
                 1907 Lincoln Way                                                                      Financial
                 San Francisco, CA  94112

17   11/19/99    Reynolds, Nancy                  1000                0.04%         $2.00              Focus
                 3237 NE 10th St #2                                                                    Financial
                 Pompano Beach, FL  33062

18   11/19/99    Ring, Stephanie                  1000                0.04%         $250.00            Focus
                 4890 NW 85th Ave                                                                      Financial
                 Lauderhill, FL  33351

19   11/19/99    Schiff, Martha                   1000                0.04%         $250.00            Focus
                 534 Hendricks Isle                                                                    Financial
                 Ft. Lauderdale, FL

20   11/19/99    Snow, Judith                     1000                0.04%         $250.00            Focus
                 4901 NE 13th Ave.                                                                     Financial
                 Oakland Park, FL  33334

21   11/19/99    Toohey, Richard                  1000                0.04%         $250.00            Focus
                 PO Box 3411                                                                           Financial
                 Palm Beach, FL  33480

22   11/19/99    Woodford, Allison                1000                0.04%         $250.00            Focus
                 1021 N 12th Terrace                                                                   Financial
                 Hollywood, FL  33019

     Date                                         Shares Owned &      Percent       Consideration
#    Purchased   Name and Address of Owner        Shares Being Sold   of Class      Paid               Company
==== =========== ================================ =================== ============= =================  ==============
23   11/19/99    Gitman, Jacob                    1000                0.04%         $1.00              Focus
                 1111 Kane Concourse, Suite 518                                                        Financial
                 Bay Harbour Islands, FL 33154

24   11/19/99    Sharon Baker                     1000                0.04%         $1.00              Focus
                 104 Half Moon Circle, Suite H-3                                                       Financial
                 Hypoluxo, FL 33462

25   11/19/99    King, Sean                       123,000             4.92%         Services           Focus
                 1780 Palm Cove Blvd. #205                                                             Financial
                 Delray Beach, FL 33445

26   11/19/99    Mark Kallan                      1000                0.04%         $1.00              Focus
                 19999 Back Nine Drive                                                                 Financial
                 Boca Raton, Fl 33498

27   11/19/99    Goldstein, Shelley ***           137,000             5.48%         Services           Focus
                 22154 Martella Ave                                                                    Financial
                 Boca Raton, FL 33433

28   11/19/99    Callanan, Brian                  1000                0.04%         $1.00              Focus
                 7340 S.W. SW 5th Street                                                               Financial
                 Plantation, FL 33317

29   11/19/99    Gerry Breslauer                  1000                0.04%         $1.00              Focus
                 11453 Ohanu Circle                                                                    Financial
                 Boynton Beach, FL 33437

30   11/19/99    Charles Simmons                  1000                0.04%         $1.00              Focus
                 P.O. Box 3886                                                                         Financial
                 Houston, Texas 77253

31   11/19/99    Cohen, Lisa                      1000                0.04%         $1.00              Focus
                 124 Bright Street                                                                     Financial
                 Belmont, Mass 02178

32   11/19/99    Bleiberg, Erika                  1000                0.04%         $1.00              Focus
                 76 Willow Street                                                                      Financial
                 Glen Ridge, N.J. 07028

33   11/19/99    Michael Frank                    1000                0.04%         $1.00              Focus
                 5227 Sapphire Valley                                                                  Financial
                 Boca Raton, Fl 33486

     Date                                         Shares Owned &      Percent       Consideration
#    Purchased   Name and Address of Owner        Shares Being Sold   of Class      Paid               Company
==== =========== ================================ =================== ============= =================  ==============
34   11/19/99    Goldstein, Alvin                 1000                0.04%         $1.00              Focus
                 244 13th Street NE, # 209                                                             Financial
                 Atlanta, GA 30309

35   11/19/99    Simmons, Charles S.              1000                0.04%         $1.00              Focus
                 P.O. Box 160234                                                                       Financial
                 Austin, TX  78716

36   11/19/99    Brockman, Mindy                  1000                0.04%         $1.00              Focus
                 5780 H Coach House Circle                                                             Financial
                 Boca Raton, FL 33486

37   11/19/99    Irv Bowen                        1000                0.04%         $1.00              Focus
                 333 Sunset #407                                                                       Financial
                 Fort Lauderdale, FL 33301

38   11/19/99    Goldstein, Inge                  1000                0.04%         $1.00              Focus
                 2 King Fisher Road                                                                    Financial
                 North Eastham, Mass

39   11/19/99    Charlotte Guiberson              1000                0.04%         $1.00              Focus
                 8420 Halliford Court                                                                  Financial
                 Plano, Texas 75024

40   11/19/99    Steve Bludsworth                 1000                0.04%         $1.00              Focus
                 4266 Coronado Road                                                                    Financial
                 Orlando, FL 32804

41   11/19/99    Goldco Properties Ltd.           1000                0.04%         Services           Focus
                 Partnership***                                                                        Financial
                 22154 Martella Avenue
                 Boca Raton, FL 33433

42   11/19/99    Ron Lichtman                     1000                0.04%         $1.00              Focus
                 141 NW 20th Street Suite G103                                                         Financial
                 Boca Raton, Florida  33431

43   11/19/99    Peter Goldstein ***              1000                0.04%         $1.00              Focus
                 22154 Martella Ave                                                                    Financial
                 Boca Raton, FL 33433

                 Total                            500,000             20%           $4,000.00          Focus
                                                                                                       Financial

***Shelley Goldstein Beneficial ownership(2)         238,000             9.52%

(1) Assumes sale of all shares offered by the selling shareholder.

(2)Beneficial ownership is determined in compliance with the rules of the SEC and generally includes voting or investment power with respect to securities.

     Assuming that all the other shares registered hereby are issued, the total outstanding as of June 30, 2001, with no other shares issued, would be 3,500,000. In such event, Richard L. Loehr's ownership of 2,000,000 shares would represent 57.143% of the total voting shares of Nationwide.


                         SHARES ELIGIBLE FOR FUTURE SALE

     As of June 30, 2001 there are no shares of Common Stock currently issued and outstanding which are freely tradeable without restrictions under the Securities Act.

     In general, under Rule 144 as currently in effect, any affiliate of Nationwide and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, is entitled to sell in the open market within any three-month period a number of shares of Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of Nationwide's common stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain limitations on manner of sale, notice requirements, and the availability of current public information about Nationwide. Non-affiliates of Nationwide who have held their restricted shares for two years are entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Shares held by shareholders who were promoters or affiliates of the blank check company even after a merger with The Nationwide companies, Inc., may not be sold in reliance on Rule 144.

     Nationwide is not quoted on the OTC BB. Following this offering, no predictions can be made of the effect, if any, of future public sales of restricted securities or the availability of restricted securities for sale in the public market. Moreover, Nationwide cannot predict the number of shares of Common Stock that may be sold in the future pursuant to Rule 144 because such sales will depend on, among other factors, the market price of the Common Stock and the individual circumstances of the holders thereof. The availability for sale of substantial amounts of Common Stock under Rule 144 could adversely affect prevailing market prices for Nationwide's securities.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders may effect the distribution of the shares in one or more transactions that may take place through block trades or ordinary broker's transactions, or through privately negotiated transactions, an underwritten offering, or a combination of any such methods of sale. Sales of shares will be made at market prices prevailing at the time of sale or at negotiated prices. Selling Shareholders may pay usual and customary or specifically negotiated brokerage fees or commissions in connection such sales. Nationwide has agreed to pay registration expenses incurred in connection with this registration.

     The aggregate proceeds to the Selling Shareholders from the sale of the shares will be the purchase price of the Nationwide's Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The Selling Shareholders and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"), and any profit from the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Act.

     Under the Securities Exchange Act of 1934, as amended, and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

     We have informed security holders that, during such time as they may be engaged in a distribution of any of shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

     Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

     In order to comply with the securities laws of certain states, if applicable, the securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in such state or any exemption from such registration or qualification requirement is available and the sale is made in compliance with the requirements.

     Nationwide has agreed to indemnify the Selling Shareholders in certain circumstances, against certain liabilities arising under the Act. The Selling Shareholders have agreed to indemnify Nationwide and its directors and officers who sign the registration statement against certain liabilities, including liabilities arising under the Act.

                                LEGAL PROCEEDINGS

     As of the quarter ending June 30, 2001, there have not been any material civil, administrative or criminal proceedings concluded, pending or on appeal against Nationwide.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

     The members of the Board of Directors of Nationwide serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The directors and executive officers of Nationwide, their ages and positions held as of the date of this Prospectus are set forth below:


NAME                     AGE              POSITION(S) HELD
---------                ------           --------------------------
Richard Loehr              58             Chairman and Chief Executive Officer
Douglas J. Borr            58             Vice President
Lynda M. Davis             46             Vice President and Secretary
Carol Boozer               47             Vice President & Treasurer
Angela Loehr Chrysler      29             Director
Richard Chrysler           59             Director
Robert Fason               42             Director
Les Whitaker               42             Director


Richard Loehr, Chairman and Chief Executive Officer

     Richard (Dick) Loehr has been Nationwide's Chairman and Chief Executive Officer as of December 28, 2000. His responsibilities include the day-to-day operations of Nationwide. Mr. Loehr designed Nationwide's Benefits Program.

     Mr. Loehr was semi-retired and managed his investments from July of 1990 until January of 1997 when he developed Nations Fleet and Leasing, Inc., Loehr's Auto Consulting, Inc., and Nationwide Automotive Group, Inc. Mr. Loehr formed The Nationwide Companies, Inc. on January 15, 1999.

     Following his career at Ford Motor Company, Mr. Loehr remained in the automobile industry as the owner of automobile dealerships in Michigan from 1970 to 1990. While the owner of a Chrysler dealership, Mr.. Lee Iococca, assigned Mr. Loehr to direct the fund raising campaign to restore the Statue of Liberty.

     Dick Loehr's career began while a teenager at Ford Motor Company, Detroit Michigan in 1961. At Ford, Mr. Loehr spent a much of his time as the head of the Ford Racing Team.

Douglas J. Borr, Vice President

     Douglas J. Borr has served as vice president of Nationwide with responsibility for developing the Company's multi-dimensional benefits packages since January 1999. Mr. Borr originally joined The Nationwide Companies in January of 1999 to assist Mr. Loehr in the formation Nations Auto Fleet, Inc. and subsequently the development of the entire Nationwide benefits packages.

     From 1994 to January 1999 Mr. Borr enjoyed managing his investments and semi-retirement.

     From 1989 to 1991, Mr. Borr enjoyed semi-retirement. In 1991, he purchased a manufacturing plant, becoming president and chairman. He sold this business in 1994.

     From 1970 until 1983 Mr. Borr began his career as a salesman in one of Mr. Loehr's automobile dealerships where he subsequently became general manager. In 1983 Mr. Borr resigned form the Loehr's dealerships to purchase his own AMC Jeep dealership in Grand Rapids, Michigan. He sold the dealership in 1988.


Lynda M. Davis, Vice President and Secretary

     Lynda Davis joined Nationwide in July of 1996 assisting Mr. Loehr in forming Nationwide Automotive Group, Inc. She subsequently accepted the position as The Nationwide Companies Vice President and Corporate Secretary in January 1999.

From 1989 to 1995, prior to joining Nationwide, Ms. Davis worked at the American Airlines International Division where she became a head flight attendant. Ms. Davis retired from American Airlines in 1995.

     From 1977 to 1989, prior to joining American Airlines International Division, Ms. Davis worked with Eastern Airlines as a Senior Flight Attendant, responsible for training and coordination of crews.

     From 1974 to 1977 Ms Davis worked with Continental Homes of Chicago as Subdivision Sales manager.


Carol Boozer, Vice President/Treasurer

     Carol Boozer has served as The Nationwide Companies Vice President and Treasurer as of January 1999. Ms. Boozer joined Nationwide in July of 1996 to assist Mr. Loehr in the formation of Nations Fleet, an affiliated company. She is responsible for Nationwide's financial bookkeeping and reporting. Ms. Boozer reports directly to the chief executive officer.

     Prior to joining Nationwide Ms. Boozer was the office manager for King Toyota through July 1996.


     Ms. Boozer relocated to South Florida in 1991 and managed a chain of Fast Food Franchises until 1995.

     Prior to relocating to South Florida Ms. Boozer lived in Michigan, where she was hired by Richard Loehr as billing clerk and later office manager at one of his dealerships. After Mr. Loehr sold his dealerships, Ms. Boozer remained with the new owner until 1991.

Angela Loehr Chrysler, Director

     Angela Loehr Chrysler has been a Nationwide Director as of December 28, 2001. Ms Chrysler joined Nationwide in September 2000 as vice president of Nationwide Travel Services, Inc. (a UNIGLOBE Team Travel franchise and
Nationwide's newest affiliated Company). Ms. Chrysler, is the daughter of Mr. Richard Loehr. Ms. Chrysler's responsibilities include all aspects of running a travel business: sales, management, finance, Web maintenance and training.

     Prior to joining Nationwide Ms. Chrysler, from January 2000 until September 2000, was the regional physician sales representative for Healtheon/WebMD, an Internet health services and information company headquartered in Atlanta, Georgia. Ms. Chrysler's responsibilities included in-service training for nurses and staff in the use of the WebMD Web site and its services. Her territory included approximately five counties in Michigan with over 6,000 accounts. Ms. Chrysler left WebMD to help found Nationwide Travel Services.

     From September 1996 until December 2000 Ms. Chrysler was involved in medical sales She was initially a territorial sales representative for RHEIN Medical, an ophthalmic instrument company with responsibility for managing approximately 300 accounts. She subsequently became an independent representative for Midwestern STAAR in Cincinnati, Ohio.

     Ms. Chrysler began her professional career in 1994 as a sales administrator for L&W Engineering, an automotive engineering company.

     Ms. Chrysler holds a Bachelor of Science degree from Florida Atlantic University.


Dick Chrysler, Director

     Dick Chrysler, has been a Nationwide Director as of December 28, 2000 and has been the President of The Ideal Group , a minority owned steel company, since April 2000 to the present. Mr. Chrysler is Ms. Chrysler's Father-in-law.

     In November 1998 until April 2000 Mr. Chrysler was the President of John Saratokis Enterprises which is now known as ASCET.

     Prior to joining ASCET Mr. Chrysler was the President of Richard Chrysler, Inc. from January 1997 until November 1998.

     Mr. Chrysler was elected to the United States House of Representatives in 1994 and served in that capacity until January 1997.

     Mr. Chrysler is a member of the board of directors of the Michigan National Bank, and vice chairman of Cleary College.

Robert Fason, Director

     Robert Fason has been a Nationwide Director as of December 28, 2000. Mr. Fason joined Nationwide in 1999 following a six-year career with National Safety Associates (NSA), including membership on Nationwide's President's Advisory Council and Executive Committee. For ten years, prior to joining NSA Mr. Fason was a dairy farmer in Mount Vernon, Arkansas.


Les Whitaker, Director

     Les Whitaker has been a Nationwide IMD since July 31, 1998. as well as a regional director and member of Nationwide's Chairman's Circle. From 1982 until 1997, Mr. Whitaker was a Registered Professional Engineer with the State of Oklahoma. Mr. Whitaker has been a Nationwide Director as of December 28, 2000. From 1982 until 1993, Mr. Whitaker was a direct marketing distributor for Amway n/k/a Alticor. He was a National Sales Director for Jewelway's International from 1996 until he joined The Nationwide Companies as an Associate.

     Mr. Whitaker holds a Bachelor of Science degree and a Master's degree in Civil Engineering from Oklahoma State University.


                             PRINCIPAL SHAREHOLDERS

     The following table summarizes certain information with respect to the beneficial ownership of Company shares, immediately prior to and after this offering. The following table sets forth information as of June 30, 2001, regarding the ownership of common stock by each shareholder known to be the owner of more than 5% of the outstanding shares, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned. As of June 30, 2001, there were 2,500,000 shares of Nationwide's Common Stock outstanding. The percentage of beneficial ownership calculation below is based upon the 2,500,000 shares that currently are entitled to vote on all shareholder issues.


                                                                        After the Offering
                                   Prior to Offering (1)        Minimum(2)           Maximum(3)
                                   -----------------            -------               -------
Name of Beneficial Owner:           Number          %        Number       %        Number      %
-------------------------          -------         --       -------      --       -------     --

Richard L. Loehr (4)              2,000,000     80.00%     2,000,000  76.92%     2,000,000  57.14%

Shelley Goldstein(5)              238,000(5)     9.52%        0(6)       0          0(6)

All Directors, Officers and 5%
Shareholders as a Group           2,238,000     89.52%     2,000,000  76.92%     2,000,000  57.14%

All Beneficial Owners as a Group  2,800,000     89.52%     2,000,000  76.92%     2,000,000  57.14%
                                  =========     ======     =========  ======     =========  ======
--------------------

(1)Reflects total outstanding Shares of 2,500,000 as of June 30, 2001.
(2)Assumes issuance and sale of 100,000 Shares of Nationwide during this Offering Period (the "minimum" offering) in addition to the 2,500,000 Shares outstanding as of June 30, 2001, an aggregate 2,600,000 Shares.
(3)Assumes issuance and sale of 1,000,000 Shares of Nationwide's during this Offering Period (the "maximum" offering) in addition to the 2,500,000 Shares outstanding as of June 30, 2001, an aggregate 3,500,000 Shares.
(4)Chairman and CEO of Nationwide.
(5)Shelley Goldstein is the former sole executive and director of the Company. Mrs. Goldstein's husband, Peter Goldstein, is the controlling shareholder of Goldco Properties, Ltd which owns 100,000 shares and Mr. Goldstein owns directly 1,000 shares. Combined with her direct ownership interest, Shelley Goldstein has beneficial ownership, as determined in compliance with SEC rules, of 238,000 shares.
(6)Assumes  the  sale  of  all  shares  offered  by  the  selling   shareholder.

                                   THE COMPANY

     On January 8, 2001, Focus Financial Group, Inc. n/k/a The Nationwide Companies, Inc., a Florida corporation (the "Company"), and The Nationwide
Companies, Inc. n/k/a Team Nationwide, Inc., a Florida corporation, and the individual holders of all of the outstanding capital stock of The Nationwide Companies, Inc. (the "Holders") consummated a reverse acquisition (the "Reorganization") pursuant to a certain Share Exchange Agreement ("Agreement") of such date with an effective date of December 28, 2000. Prior to the Agreement Nationwide's sole officer and director cancelled 300,000 shares of common stock in her name and returned them to Nationwide's Treasury. Total issued and outstanding stock immediately prior to effecting the Agreement was 500,000. Pursuant to the Agreement, the Holders tendered to Nationwide all issued and outstanding shares of common stock of The Nationwide Companies, Inc. in exchange for 2,000,000 shares of Common Stock of Nationwide. Total issued and outstanding stock after effecting the Share Exchange Agreement is 2,500,000. The Company also announced simultaneously with the closing of the Agreement the approval of an amendment to its Articles of Incorporation changing the name of the Company from Focus Financial Group, Inc. to The Nationwide Companies, Inc. The reorganization is being accounted for as a reverse acquisition.

     Simultaneously with the closing of the Reorganization, the then officer and director of the Company tendered her resignation in accordance with the terms of the Agreement. Prior thereto Richard L. Loehr was appointed to serve on the Board of Directors of Nationwide (the "Board"). The Board subsequently appointed Richard L. Loehr, Chief Executive Officer and President, Lynda M. Davis, Vice-President and Secretary, Douglas Borr, Vice-President and Carol Boozer, Vice-President and Treasurer.

     The principal business reason for merging with Focus Financial Group, Inc. was to make a more expeditious and economical transition from a private business entity to a publicly reporting business entity which will obtain a listing of its common equity on a public exchange which will provide our present and future shareholders an opportunity upon the Public Registration of the company's common equity shares to accumulate a quantifiable and marketable equity ownership interest in their company. The ultimate goal of such a business decision is the ability to provide an opportunity for an equity ownership interest to our present and future shareholders and to promote company loyalty through the establishment of equity vesting schedules that will attach to future employee incentive stock ownership plans. A secondary but no less important business reason for merging with Focus Financial Group, Inc. is to provide our employees and Independent Marketing Directors ("IMD") with a means whereby they can be rewarded for their contributions to Nationwide's profitability through the establishment of a stock option plan which will reserve common stock shares for their benefit which shares will be subject to vesting schedules and become in time capable of being sold on a public exchange and receive a free market valuation. An additional business reason for merging with Focus Financial Group, Inc. is to provide Nationwide's security holders an opportunity to buy and sell Nationwide's common stock over a public stock exchange in the future.

IN GENERAL - THE COMPANY

     The Nationwide Companies, Inc. now operates as a direct sales company. Nationwide sells a range of benefit packages through Independent Marketing Directors.

Nationwide's Core Business

     Direct selling is one of the most effective marketing strategies in the world. Powered by personal relationships, lucrative financial incentives and time freedom, direct sales companies are driven by highly consumable, quality products. Direct sales organizations traditionally have the ability to grow at rates faster than seen in most other industries.

     Direct sales is a powerful and persuasive way to introduce products, generating strong "word of mouth" validation by directly rewarding consumers for sharing their excitement about a company's products or services. The industry supports above average profit margins due to this value-added personal interaction.

     Nationwide is a direct sales and distribution organization. Its unique ability to aggregate services and products enables Nationwide to offer discounts through the power of group buying. Nationwide benefits offer a wide variety of products and services. Nationwide has developed its marketing system based on the one-to-one marketing concept of direct selling, creating value for Nationwide and significant revenue for our IMDs.

     Nationwide developed an affiliation with the following four companies to satisfy market demand from its associates for products and services for which it did not have a suitable provider:

         -        Team National Products, Inc.
         -        National Health Plans Plus, Inc.
         -        National Travel Consultants, Inc.
         -        National Automotive, Inc.


     The Company's benefit packages include automotive discounts, financing, leasing, mortgages, life and health insurance, travel and vacation packages, telecommunications and more. Other benefits include an array of consumer-oriented products and services including car care products, dietary and nutritional supplements, personal care, jewelry and stained glass.

     The Nationwide Companies, Inc. only sells benefit packages which provide goods and services provided through suppliers. Goods and services available through the benefit packages include; Automobiles, automobile extended warranties, health and life insurance, travel services, automotive products, jewelry, UPS next day letters, miracle ear hearing aids, eye care, vitamin supplements, cosmetics and skin care products, mortgage loans and telecommunication long distance services. If additional products or services are added to the benefits packages they will be provided by our existing or future suppliers.

         Nationwide offers two benefit packages:

     1. A Three-Year Family Benefit Package for the whole family, including the owner and spouse, their parents and all children (no age limit). A family package sells for $2,195. Financing is also available for this package @ $895 down and $75.95 per month for 20 months, including interest @ 18% per annum.

     2. A Two-Year Individual Benefit Package for the owner and spouse, which has the same benefits as the family package, sells for $795. Financing for this package includes $95 down and $39.95 per month for 20 months, including interest @ 18% per annum.

     The benefits in each package are identical, the only difference is the number of people they cover and the duration. Associates may order direct with the suppliers for the benefits offered.

     As a direct sales organization, Nationwide does not engage in manufacturing activities nor is it an underwriter and/or originating lender for any of its benefits. All goods and services are derived from an outside source, as a result no goods or services are created and/or manufactured directly by Nationwide. All products and services are purchased directly from suppliers or by Nationwide's affiliated companies.

     Nationwide considers the relationship with each of the companies listed on its website to be that of a supplier of products and services. Four of these companies are considered affiliates, as the products and services supplied by these companies are owned by the majority shareholder of The Nationwide Companies. The affiliated companies presently only sell to the associates of The Nationwide Companies, although these affiliated companies are available to sell products to other individuals and enterprises.

     Revenue is realized by Nationwide from the sales of benefit packages. Nationwide does not pay a fee for listing any of our supplier's services. In addition, one affiliate pays Nationwide a commission, based on product sales to the company. The commission received by the Company from this affiliate is reflected in the Statement of Operations.

State Regulatory Departments May Affect Our Business

     State departments pertaining to insurance and financial regulation subject our affiliated companies to regulatory control over their operations which may impact the manner in which our Independent Marketing Directors' and affiliates' conduct business. Various state laws and regulations can affect licensure, the payment of dividends, the establishment of premium rates, the settlement of claims among other matters which could have a material adverse effect on our operations. Furthermore, state insurance regulatory authorities have broad powers and are concerned primarily with the protection of policyholders.

The Nationwide Marketing Plan

     Nationwide will continue to grow and develop its market share with a marketing plan focused on its core business, the sale of benefit packages. The marketing strategy is at the core of Nationwide's success. Nationwide understands that although the benefit programs and the discounted products and services offered are a key component of its focus, without the proper marketing and direct sales, these benefits will go unsold. The points listed below are the constant focus of the Nationwide management team:

     o    Emphasis on training and motivation.

     o    Cultivate and attract both new and strong leaders.

     o    Promote unique offerings of cost-effective products and services.

     o    A pay plan that leads the industry.

     o    Availability and accessibility of executive management.

     We are presently researching the outsourcing options for the redesign of our training manuals to professional publishing and marketing firms. Additionally, we are upgrading the quality and format of our present Corporate sales and marketing presentations and anticipate the conclusion of these efforts within the next twelve months. We have allocated a budget of $180,000 for this improvement.

Independent Marketing Directors

     As a direct sales Company, sales of Nationwide's benefit packages are dependent upon the efforts of the Company's IMDs. Management expects the number of IMDs and associates to continue to grow as Nationwide expands and as distributor recruitment increases. IMD growth is an essential component in our continued success in the direct selling industry. Nationwide believes its compensation plan is one of the most financially rewarding in the industry. IMD commissions and bonuses are calculated and paid weekly and monthly based on sales volume as outlined in Nationwide's pay plan. Commissions are Nationwide's most significant expense. Management believes IMD commissions as a percent of net sales will remain relatively constant.

Nationwide's Compensation Plan

     The Nature of a direct sales company such as The Nationwide Companies is a firm that utilizes independent contractors to market its goods and services sold directly to consumers and enterprises. The Company utilizes such independent contractors to sell the Company's benefit packages.

     The  independent   contractors  of  The  Nationwide  Companies  are  titled
Independent Marketing Directors, and are compensated for the sale of the Company's benefit packages. In direct sales individuals may also be compensated from group efforts. The Nationwide Companies compensates its Independent Marketing Directors with commissions and bonuses based on individual and group efforts.

     Nationwide offers a "binary" compensation program. In our plan, an IMD is allowed to occupy one or more "business centers", (Bonus Points and Pay Points) each limited to two downline legs. Downline legs are subsequent sales from people who have purchased a benefit packages. Compensation is paid on group volume of the downline legs rather than a percentage of sales. Pay points are points received when an IMD sells a benefit package. Bonus points are additional pay points that are earned by attending Company training. Our compensation program is volume driven, thereby the greater the volume, the greater the compensation. This allows an IMD to climb a level of achievement for their efforts, but also from the efforts of their sales group. Sales volume must meet certain criteria to be eligible for commissions, which are paid at designated points when target levels of group sales are achieved. Payment is on a weekly and monthly basis.

     Nationwide chose a binary compensation structure because of several important advantages offered by this type of direct sales compensation program. Nationwide's compensation plan is designed to give generous rewards to all levels of participation. Our generous plan rewards IMDs and generates significant sales for the Company.

Teamnationwide.com

     Nationwide has designed and maintains a state-of-the-art Internet site, www.teamnationwide.com. since January 15, 1999. The site has grown quickly and is an important sales tool for Nationwide and our IMDs. Teamnationwide.com is a secure venue where IMDs can recruit prospects. An associate can purchase products and services, download training materials and more. The Nationwide Companies protects visitors to its website by utilizing encryption, ensuring the security and transmissions of sensitive personal information and all on-line communications. Our newest addition to our Web site is the Nationwide WebMart, an online auction featuring categories from antiques to recreational vehicles. Via the internet, associates may shop from the comfort of their own homes 24 hours a day, 7 days a week.

     Our Web site is designed to provide our IMDs sales tools and information. We do not earn any revenue from the website. Revenue is earned from the sale of benefits packages. The purchase of goods and services offered on our website generates revenue to the suppliers of the goods and services which are available in our benefit packages.

Internet Regulatory Efforts May Affect Our Business

     In general, existing laws and regulations apply to the Internet. The precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the Internet and do not address the unique issues of the Internet or electronic commerce.

     Numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection on the Internet. Due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations could be passed with respect to the Internet. These new laws and regulations could cover issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may slow the growth of Internet use and result in a decline in Nationwide's sales.

     A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and some states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair growth and, as a result have a negative affect on our business.

Proprietary Information

     Many of Nationwide's benefits are sold under trade names that are exclusive to Nationwide in order to protect the trade names and prevent them from being used by other direct sales companies. This strategy provides flexibility in introducing new benefits and withdrawing benefits from the market, and minimizes capital investment and product liability exposure. In this regard, our affiliated product suppliers have obtained trademark protection on diet and nutrition lines -Vita-"Products" and Thermo(TM) space age care products available through Nationwide's benefit packages. Nationwide as a Company does not own or hold any of its own trademarks or patents.


Management

     Nationwide has assembled a trustworthy and dedicated management team comprised of leaders in their respective industries. These skilled individuals are committed to accomplishing the goals set forth in this business plan. Refer to Part III, Item 9. Directors, Executive Officers, Promoters and Control Persons for biographies of our management.


THE INDUSTRY

     The benefit package of Nationwide is positioned at the leading edge of several multibillion dollar industries -- automotive sales and services, healthcare products and services, nutritional supplements, personal care products, telecommunications, travel, life and health insurance and financial services. Nationwide unites these industries through a direct sales force to provide quality products and services devoid of high advertising costs and overhead. Nationwide believes it has both the products and marketing expertise to aggressively capture a significant share of these growing industries.

Consulting Agreements

     Nationwide has no outstanding consulting agreements as of the filing of this registration statement.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

OVERVIEW

     Nationwide was founded in 1999 as a direct sales organization. Nationwide sells benefit packages through Independent Marketing Directors. Nationwide has developed strategic alliances which supply products and services to Nationwide's associates located throughout the United States. Nationwide is one of only 147 companies, which maintains membership in the prestigious Direct Selling Association (DSA). Membership in the DSA is granted only to those companies that demonstrate the highest standards of business practices consistent with the association's high ideals.

     On December 28, 2000 The Nationwide Companies, Inc., a Florida corporation acquired a controlling interest in Focus Financial Group, Inc., a Florida corporation. The acquired company is an SEC fully-reporting Company and has changed its name to The Nationwide Companies, Inc.

     Nationwide experienced a significant increase in market awareness and subsequent revenue. Revenue increased from the sales of Benefit Packages in excess of 209% in 2000 over 1999 and Nationwide's Net income in 2000 was $ 528,829 up significantly compared to a net operating loss in 1999. Nationwide expects to experience a period of growth, which will require it to increase the scale of its operations. This increase will include the hiring of additional personnel, and expanded office space, which will contribute to higher operating expenses. The increase in operating expenses is expected to be fully funded by an increase in revenues and Nationwide expects to remain debt free. Expansion of Nationwide's operations may cause a strain on its management and other resources. Nationwide's ability to manage recent and any possible future growth, should it occur, will depend upon an expansion of accounting and other internal management systems and the implementation of a variety of systems, procedures and controls.

     Nationwide's powerful Benefits Package continues to save its associates thousands of dollars on products and services they're already using. Included in the package are savings on: Life and Health Insurance, Overnight Shipping, Extended Service Contracts, Team Nationwide's private label Thermo Car Care product line, Vita product personal care line, Vehicle Leasing and Purchasing and Travel Services.

     Our benefits packages are based on the concept of group buying power, allowing us to provide savings to our associates on purchases of the goods and services available in the benefits packages, for example:

-Automobile industry:

     An associate can order a 2002 Ford Taurus for $600 below factory to dealer invoice;

-Telecommunications:

     An associate can obtain a rate of 4.9 cents per minute on long distance calling, 24 hours per day seven days per week as compared to the average market rate of 7 cents.

-Shipping

     charges: Prepaid UPS shipping labels are available to our associates at a cost of $12.50 while the market average is $15.00.

         12 Month Plan of Operations

     Over the next twelve (12) months Nationwide will focus on increasing the number of Independent Marketing Directors and Associates located throughout the United States. Nationwide will continue to grow and develop its market share with a marketing plan focused on Nationwide's core business, the sale of benefit packages. The marketing strategy is at the core of Nationwide's success. Nationwide understands that although the benefit programs and the discounted products and services offered are a key component of Nationwide's focus, without the proper marketing and direct sales, these benefits will go unsold. The constant focus of the Nationwide management team will include (i)an emphasis on training and motivation, (ii) cultivating and attracting both new and strong leaders, (iii)promoting unique offerings of cost-effective products and services, as well as (iv) making executive management available and accessible.

     Nationwide has adopted internet technology enthusiastically and maintains an internet site as a means of communication, training and ordering for its associates. It is committed to not losing site of the fact that its products, services and independent sales force are Nationwide's hallmarks.

     Nationwide has adopted an operational strategy to form strategic alliances with multiple business partners. As a direct sales and distribution organization, Nationwide does not engage in manufacturing activities nor is it an underwriter and/or originating lender for any of its products or services. All products and services are purchased directly from suppliers or from Nationwide's affiliated Companies. In this manner it has a high level of control of the supply chain. These strategic alliances and affiliated companies will further reduce Nationwide's risk, capital investment, need for facilities and direct responsibility for employees and will provide the necessary resources and business practices.

     Nationwide plans to identify, develop and launch additional services, product lines and strategic alliances. In this regard, it recently established a Woman's Cosmetic Products, and is introducing Fruit and Gift Products, and planning to establish Internet mortgage and automobile financing. The Company has present strategic alliances with United Parcel Service (UPS(TM)), Uniglobe Team Travel, Miracle Ear(R), Southeastern Gems, Gold and Diamonds, name brand furniture, major insurance underwriters and more.

     Nationwide plans to increase the number of Independent Marketing Directors and Associates during the normal course of business that includes training, promotion and marketing efforts of existing Independent Marketing Directors. Additionally, we plan to improve our sales and marketing materials and have allocated a budget of $180,000 towards this plan for the next twelve months.

     The Company plans to add additional services, product lines and strategic alliances in the future that will be included in its benefits packages. Each quarter the company intends on strengthening its benefits packages by working with its strategic alliances and searching for new relationships to enhance and expand its value to our associates.

     Nationwide will continue to pursue additional products and services as well as new strategic alliances. At this time Nationwide is unable to quantify expenses pertaining to its research and development plans.

Results of Operations - Full Calendar year 2000


         Revenues

     To date, benefit packages of our IMD's have accounted for substantially all of Nationwide's revenues. The revenue is recognized evenly over the life of the benefit package. Accordingly, the prepaid commissions are amortized evenly over the same life. This is in compliance with SEC staff accounting bulletin 101. Nationwide believes that the main focus of its revenue came from the innovative marketing of its benefit packages offering diversified products and services.

     For the calendar year ending December 31, 2000, Nationwide on a consolidated audited basis derived approximately 96% of its revenue from Benefit Package Sales. Nationwide's ability to achieve revenues in the future will depend in significant part upon its ability to maintain relationships with and provide support to, existing and new associates. There can be no assurance that our revenues will increase in the future. Accordingly, our ability to maintain or increase revenues will depend in part upon our ability to market our benefit packages and to introduce new benefits at reduced prices sufficient to create savings for our associates in the average selling price of the affiliated company's products.

Recent Financial Results

Calendar Year Ending 2000 compared to the period of January 15, 1999(Inception) to December 31, 1999

     Revenues for the calendar year ending December 31, 2000 were $6,392,752. This represents an increase of 209% as compared to revenues of $2,065,549 for the period January 15, 1999 (inception) to December 31, 1999. Income from operations for the calendar year 2000 was $528,829 as compared to a loss from operations for the period January 15, 1999 (inception) to December 31, 1999 of $1,084,705. Net income for the calendar year 2000 was $528,829, or $0.21 per share on a basic basis and a diluted basis. By comparison, net loss for the period January 15, 1999 (inception) to December 31, 1999 was $1,084,705, or $0.43 loss per share on a basic and diluted basis.

     Direct Costs. Direct Costs of services increased by $3,214,355, or 210%, from $1,528,417 in the period January 15, 1999 (inception) to December 31, 1999 to $4,742,772 in calendar year 2000. As a percentage of revenues, Direct Costs increased from 74% in 1999 to 77% in calendar year 2000. The increase as a percentage of revenues was due primarily to the fact that Nationwide's relationship to revenue to direct costs varies based on the binary system of compensation.

     Selling, General and Administrative. Selling, general and administrative expenses decreased by $500,686, or 31%, from $1,621,837 in the period January 15, 1999 (inception) to December 31, 1999 to $1,121,151 in calendar year 2000. As a percentage of revenues, selling, general and administrative expenses decreased from 79% in the period January 15, 1999 (inception) to December 31, 1999 to 18% in calendar year 2000. General and administrative expenses decreased as a percentage of revenues primarily because Nationwide decreased its administrative and labor costs. In addition, the dollar decrease in general and administrative expenses was caused in part by Nationwide better utilizing existing space and systems.

     Provision for Income Taxes. The provision for income taxes increased from $0 in calendar year 1999 to $ 0 in calendar year 2000. The provision for calendar year 2000 consists of $ 0 for current year operations.

Liquidity and Capital Resources

     Nationwide's operating activities used cash of $158,310 from January 15, 1999 (inception) to December 31, 1999, whereas in calendar year 2000 Nationwide's operating activities provided cash of $1,027,375. In the period
January 15, 1999 (inception) to December 31, 1999, cash from operating activities was used for the net loss for the period. In calendar year 2000, cash from operating activities resulted primarily from net income of $528,829 and an increase in revenue received in advance from prepaid commissions, accounts payable and accrued expenses of $474,546.

     Cash used in investing activities was $11,399 in the period January 15, 1999 (inception) to December 31, 1999, and $454,235 in calendar year 2000. The increased use of cash for investing activities in calendar year 2000 as compared to the period January 15, 1999 (inception) to December 31, 1999 resulted primarily from Nationwide's advance to an affiliate.

     Nationwide's financing activities provided cash of $169,702 in the period January 15, 1999 (inception) to December 31, 1999. A principal source of cash for financing activities in those years was a cash overdraft and a loan from a stockholder which totaled $165,709. In calendar year 2000, Nationwide's financing activities used cash of $185,027. This consisted primarily of $190,709 to purchase the public reporting shell corporation and cash overhead.

     As of December 31, 2000, Nationwide had cash of $388,113 and Total Current Assets of $4,773,782 and Total Current Liabilities of $5,154,034.

     We believe that our existing cash balances will be sufficient to meet our working capital and capital expenditure requirements for the next 12 months and for the foreseeable future thereafter.

     To date, inflation has not had a material impact on our financial results. However, inflation may adversely affect our future financial results.

Results of Operations -For the Six Months Ending June 30, 2001

     Revenues for the six months ending June 30, 2001 were $3,422,473. This represents an increase of $2,476,417 or 261% as compared to revenues of $946,056 for the six months ending June 30, 2000. The Company's Net Loss from operations for the six months ending June 30, 2001 was ($63,417) as compared to a loss from operations for the six months ending June 30, 2000 of ($283,473). By comparison, net loss per share on a basic and diluted basis for the six months ending June 30, 2001 was ($0.025) verses ($0.113) for the six months ending June 30, 2000.

     Direct Costs. Direct Costs increased from $661,701 in the six months ending June 30, 2000 to $2,430,840 for the six months ending June 30, 2001. As a percentage of revenues, Direct Costs decreased from 77.90% for the six months ending June 30, 2000 to 76.52% for the six months ending June 30, 2001. The decrease as a percentage of revenues was due primarily to the fact that Nationwide's revenue to direct costs increased substantially in the six months ending June 30, 2001.

     Selling, General and Administrative. Selling, general and administrative expenses increased by $527,768, or 193%, from $567,827 in the six months ending June 30, 2000 to $1,095,595 in the six months ending June 30, 2001. However, as a percentage of revenues, selling, general and administrative expenses decreased from 66.85% in the six months ending June 30, 2000 to 34.48% in the six months ending June 30, 2001. General and administrative expenses decreased as a percentage of revenues primarily because Nationwide decreased its administrative and labor costs in addition to increasing substantially its revenues for the six months ending June 30, 2001. In addition, the dollar decrease in general and administrative expenses was caused in part by Nationwide's decision to consolidate its data processing office and to relocate it to our corporate offices in Davie, Florida to create a higher level of efficiency and utilization of our resources as well as decrease operating expenses.

         Liquidity and Capital Resources

     Nationwide's operating activities provided cash of $579,030 in the six months ending June 30, 2000, whereas in six months ending June 30, 2001 Nationwide's operating activities provided cash of $693,212. In the six months ending June 30, 2001, cash from operating activities resulted primarily from the Company's increase in receipt of full payment for Benefit Packages of $4,696,367. During the six months ending June 30, 2000, the Company received full payment for Benefit Packages of $3,495,889. This represents and increase of 134% on a comparable six month year over year basis.

     As of June 30, 2001, Nationwide had Total Current Assets of $6,983,528 and cash of $1,450,780. As of June 30, 2001 Total Current Liabilities amounted to $6,920,005.

     We believe that our existing cash balances will be sufficient to meet our working capital and capital expenditure requirements for the next 12 months and for the foreseeable future thereafter.

     To date, inflation has not had a material impact on our financial results. However, inflation may adversely affect our future financial results.

Forward-looking Statements

     This Prospectus contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities
Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical assumptions or facts. Specifically, this report contains forward-looking statements regarding anticipated future sales and revenues and the methods and strategies of increasing those sales and revenues. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to, management's ability to implement its marketing strategy, the availability of capital through the sale of additional common stock or other means, including the availability of products for sale through credit insurance and distribution alliances, changes in general economic conditions, foreign exchange rate fluctuations, competitive product and pricing pressures, regulatory developments, as well as other risks and uncertainties detailed from time in Nationwide's Securities and Exchange Commission filings.

     Nationwide's expectations, beliefs and projections are expressed in good faith and are believed by it to have a reasonable basis, including without limitation, data contained in its records and other available data from third parties, but there can be no assurance that Management's expectations, beliefs or projections will result, or be achieved, or be accomplished.


                        Absence of Current Public Market

     There is no current public trading market for Nationwide's shares. While we intend to take needed action to qualify the shares for quotation on the NASDAQ Bulletin Board under the symbol concurrently with the filing of this prospectus, there is no assurance that we can satisfy the current pertinent listing standards or, if successful in getting listed, avoid later de-listing.

                          Description of Capital Stock

     Nationwide's Common Stock in not presently quoted on the OTC BB. We intend to qualify our shares for quotation on the NASDAQ Bulletin Board concurrently with the date of this prospectus.

                            Description of Securities

     Nationwide's authorized capital stock consist of 10,000,000 shares of Common Stock, $.001 par value. As of June 30, 2001, there are outstanding 2,500,000 shares of Common Stock.

     The following description is a summary and is qualified in its entirety by the provisions of Nationwide's Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to this Registration Statement.

Common Stock

     The holders of the issued and outstanding shares of Common Stock are entitled to receive dividends when, as and if declared by Nationwide's Board of Directors out of any funds lawfully available therefore. The Board of Directors intends to retain future earnings to finance the development and expansion of Nationwide's business and does not expect to declare any dividends in the foreseeable future. The holders of the Common Stock have the right, in the event of liquidation, to receive pro rata all assets remaining after payment of debts and expenses. The Common Stock does not have any preemptive rights. The issued and outstanding shares of Common Stock are fully paid and non-assessable.

     Holders of shares of Common Stock are entitled to vote at all meetings of such shareholders for the election of directors and for other purposes. Such holders have one vote for each share of Common Stock held by them.

Preferred Stock

     Nationwide has not issued or authorized any preferred stock as of the filing of this registration statement.

Warrants

     Nationwide   has  not  issued  any  warrants  as  of  the  filing  of  this registration statement.

Transfer Agent

     Nationwide functions as its own transfer and registrar agent. Upon application to become listed on the OTC Bulletin Board we plan to engage the services of a professional transfer and registrar agent for the Companies Common Stock.


                             Executive Compensation

Compensation of Directors


     Nationwide's directors will not receive compensation for services on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings.

Executive Compensation

     We presently have not negotiated any employment agreement with our management personnel to retain their services.

     Mr. Richard L. Loehr received 2,000,000 shares of common stock in exchange for 100% of his stock of Team Nationwide, Inc., pursuant to that specific Share Exchange Agreement dated January 8, 2001 and which had an Effective Date of December 28, 2000.

     It is anticipated that executive officers may receive cash or non-cash compensation for his or her services. It is expected that the Board of Directors will approve the payment of salaries and/or non cash compensation in a reasonable amount to each of our officers for their services.

---------------------------------------------------------------------------------------------------------------------
                                                 SUMMARY COMPENSATION TABLE
                                           Annual Compensation                     Long-Term Compensation
---------------------------------------------------------------------------------------------------------------------
        (a)             (b)       (c)       (d)         (e)         (f)         (g)        (h)            (i)
                                                     Other Annul              Securities
                                                     Compensa-   Restricted  underlying   LTIP
Name and Principal                                    tion ($)     Stock      options/    Payouts       All Other
     Position          Year       ($)    Bonus ($)              Award(s) ($)  SARS (#)     ($)    Compensation ($)
---------------------------------------------------------------------------------------------------------------------
Richard L. Loehr,      2001       $-0-      $ -        $-         $ -           $-        $-             $ -
Chairman, President
& CEO

 Douglas J. Borr,
  Vice President       2001      52,000     $ -        $-          $ -          $-        $-             $ -

  Lynda M. Davis,
  VP & Secretary       2001      52,000     $ -        $-          $ -          $-        $-             $ -

   Carol Boozer,
  VP & Treasurer       2001      52,000     $ -        $-          $ -          $-        $-             $ -
---------------------------------------------------------------------------------------------------------------------

Stock Option Plans

     Nationwide has not put into place a Stock Option Plan as of the filing of this registration statement.

Employees and Consultants

     As of June 30, 2001, Nationwide's Chief Executive Officer, President & Chairman was Richard L. Loehr.

     Nationwide's core management team is comprised of its officers and directors management and control of the Company shall at all times be retained by its officers and directors.


                             Subscription Procedure

         In order to purchase shares:

     1. An investor must complete and sign copy of the subscription agreement and power of Attorney.

     2. Checks (which should be at least $25,000) should be made payable as follows:

          The Nationwide Companies, Inc. -- Attorney Escrow Account

     3. The check and the subscription agreement should be mailed or delivered to the escrow agent:

                  Mintmire & Associates
                  Attn: Donald F. Mintmire, Esq.
                  265 Sunrise Ave., Suite 204
                  Palm Beach, Florida 33480


     You must indicate in the subscription agreement your classification of net worth as defined in "Prospectus Summary." In addition, you must indicate that you have received this prospectus and that you are a citizen or permanent resident of the United States.

Escrow Account

     Funds from the sale of this offering will be retained in an IOLTA attorney escrow account maintained with our securities counsel. Under pertinent Florida regulation, interest will be paid to the Florida Bar Association for funding attorney representation for those who cannot otherwise afford counsel. Accordingly, any interest will not be paid to us or shareholders.

                              ERISA Considerations

     Those who consider purchasing shares on behalf of qualified plans are urged to consult with tax and ERISA counsel to determine that such a purchase will not result in a violation of prohibited transaction under ERISA, the Internal Revenue Code or other applicable law. We will rely on the determination made by such experts, although no shares will be sold to any plans if we believe that the sale will result in a prohibited transaction under ERISA or the Code.

                                  LEGAL MATTERS

     The validity of Shares being offered by this prospectus will be passed upon for Nationwide by Mintmire & Associates, Palm Beach, Florida.


                                     EXPERTS

     The Financial Statements of Nationwide as of December 31, 2000 and 1999 have been included in this Prospectus in reliance upon the report appearing elsewhere herein, of Robert Jarkow, independent Certified Public Accountant, and upon the authority of said independent Certified Public Accountant as an expert in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     Nationwide will file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the "SEC"). Such information may be read and any such document may be copied from the SEC at their public reference facilities in Room 1024 at 450 Fifth Street N.W., Washington, DC 20549 or at regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Nationwide's SEC filings also are available to the public on the SEC Internet site at http://www.sec.gov.

     Nationwide has filed with the SEC this registration statement on Form SB-2 under the Act which registered the shares covered by this Prospectus for resale by the Selling Shareholders. This Prospectus is only part of the registration statement. It does not contain all of the information shown in the registration statement because the SEC rules and regulations allow Nationwide to include certain information in the filing, but permit Nationwide to omit certain information from the Prospectus. Statements contained in this Prospectus as to any contract or other documents' contents are not necessarily complete. In each instance, if the contract or document is filed as an exhibit to the registration statement, the affected statement is qualified, in all aspects by reference to the applicable exhibit to the registration statement. For further information about Nationwide or its shares, please refer to the registration statement and the exhibits that may be obtained from the SEC at its principal office. The SEC is paid the prescribed fee, or such information can be obtained through the Internet site listed above.

     The SEC allows Nationwide to "incorporate by reference" the information it files with them. This means that Nationwide can disclose important information by referring the reader to these documents. The information Nationwide incorporates by reference is an important part of this Prospectus, and information that Nationwide files later with the SEC will update or supercede automatically this information.

     The reader should rely only on the information Nationwide includes or incorporates by reference in this Prospectus and any applicable prospectus supplement. Nationwide has not authorized anyone to provide information different from that contained in this Prospectus. The information contained in this Prospectus or the applicable prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this Prospectus or the applicable prospectus supplement or of any sale of our securities.

     Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus is deemed to be modified or superseded for purposes of this Prospectus to the extent that any of the following modifies or superseded a statement in this Prospectus or incorporated by reference in this Prospectus:

     * in the case of a statement in a previously filed document incorporated by reference or deemed to be incorporated by reference in this Prospectus, a statement contained in this Prospectus;

     * a statement contained in any accompanying prospectus supplement relating to a specific offering of shares; or

     * a statement contained in any other subsequently filed document that modifies or supersedes a statement in this Prospectus.

     Any modified or superseded statement will not be deemed to constitute a part of this Prospectus or any accompanying prospectus supplement, except as modified or superseded. Except as provided by the above mentioned exceptions, all information appearing in this Prospectus and each accompanying prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

     Nationwide will provide, without charge to each person to whom a copy of this Prospectus is delivered, after their written or oral request, a copy of any or all of the documents incorporated by reference into this Prospectus, other than exhibits to the documents, unless the exhibits are incorporated specifically by reference in the documents. Requests may be made by writing or telephoning the following person:

Richard L. Loehr
President & Chairman
The Nationwide Companies, Inc.
4350 Oakes Road, Suite 512
Davie, FL  33314
(954) 584-5080

                   CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Nationwide   has  had  no  changes  of  accountants   since   inception  or
disagreements with its accountants with regard to any accounting or financial disclosure issues.









          [The remaining portion of this page left intentionally blank]

                          INDEX TO FINANCIAL STATEMENTS


                                Table of Contents

                                                                         Page

Independent Auditor's Report                                             F-1

Consolidated Balance Sheet                                               F-2

Consolidated Statements of Operations                                    F-3

Consolidated Statement of Shareholders' Deficit                          F-4

Consolidated Statements of Cash Flows                                    F-5

Notes to Consolidated Financial Statements                               F-6

                                  ROBERT JARKOW
                           CERTIFIED PUBLIC ACCOUNTANT
                            3111 North Andrews Avenue
                         Fort Lauderdale, Florida 33309

                                 (954) 630-9070


     INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Nationwide Companies, Inc.

     I have audited the accompanying consolidated balance sheet of Nationwide Companies, Inc. as of December 31, 2000 and the consolidated statements of operations, shareholders' deficit, and cash flows for the year ended December 31, 2000 and from January 15, 1999 (inception) to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

     The audits were conducted in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

     In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Companies, Inc. as of December 31, 2000 and the results of its operations and cash flows for the year ended December 31, 2000 and from January 15, 1999 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.




/s/ Robert Jarkow

January 17, 2001

                           NATIONWIDE COMPANIES, INC.
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2000

      ASSETS
Current Assets

     Cash                                                                             $388,113
     Prepaid commissions                                                             3,920,035
     Advance to related company                                                        465,634

           Total current assets                                                      4,773,782
                                                                                --------------

Prepaid commissions-long term                                                          843,960

Independent marketing associate data base and web site-
               net of accumulated amortization of $38,000                               57,000

Equipment-net of accumulated depreciation of $10,000                                     5,000

TOTAL ASSETS                                                                        $5,679,742
                                                                                --------------

     LIABILITIES & SHAREHOLDERS' DEFICIT

Current Liabilities

     Accounts payable and accrued liabilities                                         $232,481
     Revenue received in advance                                                     4,871,553
     Due to shareholder                                                                 50,000
           Total current liabilities                                                 5,154,034
                                                                                --------------

Revenue received in advance-long term                                                1,036,902

Shareholders' Deficit


      Common stock-par value $.001; 10,000,000 shares authorized,
         2,500,000 issued and outstanding                                               44,682
     Deficit                                                                          (555,876)
           Total shareholders' deficit                                                (511,194)

TOTAL LIABILITIES & SHAREHOLDERS' DEFICIT                                           $5,679,742
                                                                                --------------


              The accompanying notes are an integral part of these
                             financial statements.

                           NATIONWIDE COMPANIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                January 15, 1999 (Inception) to December 31, 1999
                          Year Ended December 31, 2000






                                                                   2000           1999
                                                               --------------   -------------
Revenue

                       Benefit Package Sales                       $6,146,752      $2,054,949

                    Commissions-related party                         246,000          10,600

                                Total Revenue                       6,392,752       2,065,549

Direct costs                                                        4,742,772       1,528,417

                                 Gross profit                       1,649,980         537,132
                                                               --------------   -------------

Selling, general, and administrative expenses                       1,121,151       1,621,837

                            Net income (loss)                        $528,829     ($1,084,705)
                                                               --------------   -------------

Earnings (loss) per share-basic                                         $0.21          ($0.43)
                                                               --------------   -------------

Weighted - average common shares outstanding                        2,500,000       2,500,000
                                                               --------------   -------------

Pro forma Tax (Unaudited):

ThePro forma Tax is computed as if the Company was taxed for the entire periods as a conventional Corporation under the Internal Revenue Code.

      Income (loss) from operations before income tax                $528,829     ($1,084,705)

                   Provision for Income Tax *                         198,800               0

      Net Income(loss)                                               $330,029     ($1,084,705)
                                                               --------------   -------------

      Basic earnings (loss) per share                                   $0.13          ($0.43)
                                                               --------------   -------------


* Provision for income tax in year 2000 is calculated without the 1999 carryforward loss .

No credit in 1999 because of the uncertainty of the utilization of the loss carry forward.



              The accompanying notes are an integral part of these
                             financial statements.

                           NATIONWIDE COMPANIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                January 15, 1999 (Inception) to December 31, 1999
                          Year Ended December 31, 2000








                                                                  Common Stock
                                                             Shares          Amount           Deficit
                                                         ---------------  -------------  ------------------
Initial capitalization                                         2,500,000        $44,682
Net (loss)
January 15, 1999 (inception) to December 31, 1999                                               ($1,084,705)

      Balance December 31, 1999                                2,500,000         44,682          (1,084,705)
                                                         ---------------  -------------  ------------------

Net income for the year ended December 31, 2000                                                     528,829

      Balance December 31, 2000                                2,500,000        $44,682           ($555,876)
                                                         ---------------  -------------  ------------------









                 The accompanying notes are an integral part of
                          these financial statements.

                           NATIONWIDE COMPANIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                January 15, 1999 (Inception) to December 31, 1999
                          Year Ended December 31, 2000

                                                                                    2000            1999
                                                                                --------------- --------------
Cash flows from operating activities
        Net income (loss)                                                              $528,829    ($1,084,705)
        Adjustments to reconcile net income (loss) to net cash
          provided (used) by operating activities
               Depreciation and amortization                                             24,000         24,000
               (Increase) in prepaid commissions                                     (2,381,116)    (2,382,879)
               Increase in accounts payable and accrued liabilities                     166,179         66,302
               Increase in revenue received in advance                                2,689,483      3,218,972
                    Total adjustments                                                   498,546        926,395

                    Net cash provided (used) by operating activities                  1,027,375       (158,310)
                                                                                --------------- --------------

Cash flows from investing activities
        Advances to related company                                                    (454,235)       (11,399)
                                                                                --------------- --------------

Cash flows from financing activities
        Increase (decrease) in cash overdraft                                          (115,709)       115,709
        Sale of common stock                                                                 -           4,000
        Loan from shareholder                                                                -          50,000
        Capital contribution                                                              5,682              -
        Acquisition of public shell                                                     (75,000)             -

        Net cash provided (used) by financing activities                               (185,027)       169,709
                                                                                --------------- --------------

Net increase in cash                                                                    388,113              0

Cash - beginning                                                                              0

Cash - end                                                                             $388,113             $0
                                                                                --------------- --------------

Supplemental disclosures of cash flow information:
        Interest paid                                                                    $4,500         $4,315

        Non cash financing activities
        Assets contributed by shareholder in exchange for equity                             -        $110,000
                                                                                --------------- --------------

              The accompanying notes are an integral part of these
                             financial statements.

                           NATIONWIDE COMPANIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

Note 1. Public Entity

     On December 28, 2000, an inactive public shell corporation, Focus Financial Group, Inc. (formed November 18, 1999), with no assets or liabilities, was acquired by a privately held operating company. The public company changed its name to Nationwide Companies, Inc. The owners of the private company received 80% of the public entity in exchange for 100% of their stock in the private company and the privately owned company became a wholly owned subsidiary of the public entity.

     The transaction was accounted for as a reverse acquisition, which is a capital transaction and not a business combination. Accordingly, the recorded assets, liabilities, and operations of the private company were carried forward at historical amounts and the equity has been restated to give effect to the transaction from inception.

Note 2. Summary of Significant Accounting Policies

Nature of Operations

     The Company is a direct sales organization which supplies products (for example: new cars, jewelry, and health and skin care products) and services (for example: health insurance, and travel services) to the Company's Associates (members) through affiliated companies.

Principles of Consolidation

     The consolidated  financial  statements  include amounts of the subsidiary.
All  intercompany   accounts  and  transactions  have  been  eliminated  in  the consolidation.

Use of Estimates

     Use of estimates and assumptions by management is required in the preparation of financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates and assumptions.

Revenue Recognition of Benefit Packages

     Benefit Packages and associated Direct Costs-consisting of commissions, are deferred and recognized over the term of the membership period (one or two years) on the straight line basis (because the Independent Marketing Associates buying patterns are random and cannot be predicted).

     The Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" in December 1999. The Company has reviewed its revenue recognition policies and believes it is in compliance.

                           NATIONWIDE COMPANIES, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2000

Note 2. Summary of Significant Accounting Policies (continued)

Cash Concentration

     The Company maintains its cash in bank deposit accounts which may exceed the $100,000 federally insured limits.

Independent Marketing Associates Data Base and Web Site

     Independent marketing associates data base and web site is recorded at $95,000, which was the cost to the contributing shareholder. Amortization is computed using the straight-line method over the five year estimated useful life.

Equipment

     Equipment is recorded at $15,000 which was the cost to the contributing shareholder. Depreciation is computed using the straight-line method over the three year estimated useful lives of the assets.

Earnings (Loss) Per Share

     Earnings (loss) per share is calculated by dividing net income (loss) by the average number of shares outstanding during the period.

     At December 31, 2000 and 1999 there are no shares that would cause a dilution of earnings (loss) per share.

Note 3. Commitments

     Long-Term Operating Lease-The Company has a commitment under a lease for office space, expiring on July 31, 2005. The following summarizes the future minimum lease payments under the non-cancelable operating lease obligation: for 2001 is $32,000; 2002 is $33,000; 2003 is $34,000; 2004 is $36,000 and 2005 is
$21,000. Rent expense for 2000 and 1999 was approximately $29,700 and $27,700, respectively.

     Consultant Agreement- The Company has a consulting agreement which expires December 2002. The agreements require a monthly payment of $6,000 and may be terminated after June 2001 by either party.

                            NATIONWIDE COMPANIES, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

Note 4. Related Party Transactions

     Affiliated companies-The Company's products and services are supplied by companies that are owned by the Company's majority shareholder. The affiliated companies sell only to the Company's Independent Marketing Associates. No revenue is realized by the Company for product or service sold by theses affiliates. One affiliate pays a commission, based on product sales, to the Company. The revenue received by the Company from this affiliate is reflected in the Statement of Operations as Commissions.

     At December 31, 2000, the Company has advanced, interest free, one affiliate $465,634. This amount is anticipated to be repaid in 2001.

     Due to Shareholder is due on demand and bears interest at 9%. Interest expense for 2000 and 1999 was approximately $4,500 and 4315, respectively.

     The buying patterns of the consumer are undeterminable. Therefore we are unable to estimate the commission revenue and the resulting impact to our p&l. Furthermore, we are unable to estimate the price and supply availability of an unaffiliated company.

Note 5.  Income Tax

     Prior to the reverse acquisition, the privately held company was an S Corporation under the Internal Revenue Code. Accordingly, it was not responsible for payment of Income Taxes.

     At December 31, 2000, there are no items that give rise to deferred income taxes.

Note6. Common Stock

     Common stock on the initial capitalization was arrived at as follows:

        Assets contributed           $110,000
        Sale of common stock            4,000
        Capital contribution            5,682
        Cost of Public Shell          (75,000)
                                   ------------
                                     $ 44,682

                           NATIONWIDE COMPANIES, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                  January 15, 1999 (Inception) to December 31,
                        1999 Year Ended December 31, 2000





                                Table of Contents



Consolidated Balance Sheets                                                 F-11

Consolidated Statements of Operations                                       F-12

Consolidated Statement of Shareholders' Deficit                             F-13

Consolidated Statements of Cash Flows                                       F-14

Notes to Consolidated Financial Statements                                  F-15

                           NATIONWIDE COMPANIES, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                   June 30,           December 31,
 ASSETS                                                                             2001                 2000
                                                                                   audited
Cash                                                                              $1,450,780            $388,113
Prepaid commissions                                                                5,004,301           3,920,035
Prepaid expenses                                                                     437,902                   -
Advance to related company                                                                 -             465,634
Expected tax benefit                                                                  40,545                   -
Deposit                                                                               50,000                   -

      Total current assets                                                         6,983,528           4,773,782

Prepaid commissions-long term                                                      3,266,872             843,960

Independent marketing associate data base, web site and equipment- net of accumulated amortization and depreciation of $65,770 in 2001 and
$48,000 in 2000                                                                       90,409              62,000

TOTAL ASSETS                                                                     $10,340,809          $5,679,742

LIABILITIES & SHAREHOLDERS' DEFICIT

Accounts payable and accrued liabilities                                            $310,598            $232,481
Revenue received in advance                                                        6,609,407           4,871,553
Due to shareholder                                                                         -              50,000
      Total current liabilities                                                    6,920,005           5,154,034

                                                                                   3,995,415           1,036,902

Common stock-par value $.001; 10,000,000 shares authorized,
     2,500,000 issued and outstanding                                                 44,682              44,682
Deficit                                                                             (619,293)           (555,876)
      Total shareholders' deficit                                                   (574,611)           (511,194)

TOTAL LIABILITIES & SHAREHOLDERS' DEFICIT                                        $10,340,809          $5,679,742

              The accompanying notes are an integral part of these
                             financial statements.

                           NATIONWIDE COMPANIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  Three Months Ended June 30,
                                                                      2001            2000
                                                                   Unaudited        Unaudited
Revenue

       Benefit Packages                                            $2,115,208        $554,989

       Commissions-related party                                       87,757          52,840

       Other income                                                     7,419           1,894

                                                                    2,210,384         609,723

Direct costs                                                        1,610,026         428,979

       Gross profit                                                   600,358         180,744

Selling, general, and administrative expenses                         591,121         345,325

       Net income (loss) before income tax                              9,237        (164,581)

       Provision for income tax                                         3,603               -

       Net income (loss)                                               $5,634       ($164,581)

                                                                       $0.002         ($0.066)
Earnings (loss) per share-basic

Weighted - average common shares outstanding                        2,500,000       2,500,000



* Federal and State tax benefit computed at expected annual tax rate of 39%.



                 The accompanying notes are an integral part of
                          these financial statements.

                           NATIONWIDE COMPANIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  Six Months Ended June 30,
                                                                 2001                   2000
                                                              Unaudited              Unaudited
              Revenue

    Benefit Packages                                        $3,176,756              $849,360

    Commissions-related party                                   210,459                94,801

    Other income                                                 35,258                 1,894

                                                              3,422,473               946,055

               Direct costs                                   2,430,840               661,701

    Gross profit                                                991,633               284,354

    Selling, general, and administrative expenses             1,095,595               567,827

    Net (loss) before expected tax benefit                     (103,962)             (283,473)

    Expected tax benefit *                                       40,545                     -

    Net (loss)                                                 ($63,417)            ($283,473)



    Earnings (loss) per share-basic                             ($0.025)              ($0.113)


    Weighted - average common shares outstanding              2,500,000             2,500,000

    * Federal and State tax benefit computed at expected annual tax rate of 39%.


                 The accompanying notes are an integral part of
                          these financial statements.

                           NATIONWIDE COMPANIES, INC.
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
                         Six Months Ended June 30, 2001

                                                           Common Stock
                                                       Shares       Amount       Deficit
Balance December 31, 2000                             2,500,000     $44,682     ($555,876)

Net (loss) for the Six months ended June 30, 2001                                 (63,417)

Balance June 30, 2001 (unaudited)                     2,500,000     $44,682     ($619,293)


              The accompanying notes are an integral part of these
                             financial statements.

                           NATIONWIDE COMPANIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       Six Months Ended June 30,
                                                                        2001             2000
                                                                      Unaudited        Unaudited
Cash flows from operating activities
    Net (loss)                                                         ($63,417)       ($283,473)
    Adjustments to reconcile net (loss) to net cash
      provided by operating activities
             Depreciation and amortization                               17,770           12,000
             (Increase) in prepaid commissions                       (3,507,178)      (2,682,210)
             (Increase) in prepaid expenses                            (437,902)               -
             (Increase) in expected tax benefit                         (40,545)               -
             Deposit                                                    (50,000)               -
             Increase in accounts payable and accrued liabilities        78,117           36,824
             Increase in revenue received in advance                  4,696,367        3,495,889
                  Total adjustments                                     756,629          862,503

                  Net cash provided by operating activities             693,212          579,030

Cash flows from investing activities
    Purchase of fixed assets                                            (46,179)               -
    Decrease in advance to related company                              465,634                -
                  Net cash provided by investing activities             419,455                -

Cash flows from financing activities
    (Decrease) in cash overdraft                                              -         (115,705)
    (Decrease) in due to shareholder                                    (50,000)               -

                  Net cash (used) by financing activities               (50,000)        (115,705)

Net increase in                                                       1,062,667          463,325
cash

Cash - beginning                                                        388,113                -

Cash - ending                                                        $1,450,780         $463,325


Supplemental disclosures of cash flow information:
    Interest paid                                                            $0           $2,500


              The accompanying notes are an integral part of these
                             financial statements.

                           NATIONWIDE COMPANIES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2001
                                    UNAUDITED


Note 1. Summary of Significant Accounting Policies

Certain information and disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted in this Form 10-QSB in compliance with the Rules and Regulations of the Securities and Exchange Commission. However, in the opinion of Nationwide Companies, Inc. the disclosures contained in this Form 10-QSB are adequate to make the information fairly presented. See Form 10-KSB for the year ended December 31, 2000 and the three months ended March 31, 2001 for additional information relevant to significant accounting policies followed by the Company.

Note 2. Basis of Presentation

In the opinion of the Company, the accompanying unaudited financial statements reflect all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position as of June 30, 2001 and the results of operations for the three and six month periods ended June 30, 2001 and June 30, 2000. The results of operations for the three and six months ended June 30, 2001 are not necessarily indicative of the results which may be expected for the entire year.

EXHIBIT A

                             SUBSCRIPTION AGREEMENT

The Nationwide Companies, Inc.

ATTN:  Richard L. Loehr, President & Chairman
4350 Oakes Road, Suite 512
Davie, FL  33314

     By executing this Subscription Agreement (the "Subscription Agreement") of The Nationwide Companies, Inc., (hereafter, the "Company"), the undersigned purchaser (hereafter, the "Purchaser") hereby irrevocably subscribes for shares of common stock ("Shares") in the Company. Purchaser herewith encloses the sum of $_________($25,000 minimum), representing the purchase of _____ Shares at $5.00 per Share. Subscriptions, whether checks or wire transfers, should be made payable to The Nationwide Companies, Inc.-- Attorney Escrow Account and forwarded to the Escrow Agent, Mintmire & Associates(Attn: Donald F. Mintmire, Esq.), 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33480. If this Subscription Agreement is accepted, the Purchaser agrees to contribute the amount enclosed to the Company.

     Purchaser represents that he, she or it has (i) a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or (ii) a net worth (similarly calculated) of at least $50,000 and an annual adjusted gross income of at least $25,000. Purchaser represents that he meets these financial requirements and that he is of legal age. Purchaser is urged to review carefully the responses, representations and warranties he is making herein. Purchaser agrees that this subscription may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion.

READ THIS PROSPECTUS CAREFULLY BEFORE YOU SUBSCRIBE. CONTAINED HEREIN ARE DISCLOSURES CONCERNING VARIOUS RISKS, CONFLICTS, FEES AND EXPENSES RELATING TO OR TO BE PAID BY THE COMPANY.

     The undersigned is reminded that:

(1) The Shares are speculative investments, the purchase of which involves a high degree of risk of loss of the entire investment of the undersigned in the Company.

(2) S/he is encouraged to discuss the proposed purchase with her/his attorney, accountant or a Purchaser Representative (as defined under the Securities Act of 1933, as amended) or take the opportunity to do so, and is satisfied that s/he has had an adequate opportunity to ask questions concerning the Company, the Shares and the Offering described in the Prospectus. (3) No federal or state agency has passed upon the adequacy or accuracy of the information set forth in the Prospectus or made any finding or determination as to the fairness of the investment, or any recommendation or endorsement of the Shares as an investment.

(4) S/he must not be dependent upon a current cash return with respect to her/his investment in the Shares. S/he understands that distributions are not required (and are not expected) to be made.

(5) The Company is not a "tax shelter" and the specific tax consequences to her/him relative to as an investment in the Company will depend on her/his individual circumstances.

Representations

     Purchaser makes the following representations in order to permit the Company to determine his suitability as a purchaser of Shares:

     (1) The undersigned has received the Company's Prospectus and the exhibits thereto.

     (2) The undersigned understands that the Company has made all documents pertaining to the transactions described in the Company's Prospectus available to the undersigned in making the decision to purchase the Shares subscribed for herein.

     (3) If the Shares are being subscribed for by a pension or profit-sharing plan, the undersigned independent trustee represents that s/he has reviewed the plan's portfolio and finds (considering such factors as diversification, liquidity and current return and projected return of the portfolio) this purchase to be a prudent investment under applicable rules and regulations, and acknowledges that no representation is made on behalf of the Company that an investment in the Company by such plan is suitable for any particular plan or constitutes a prudent investment thereby. Moreover, the undersigned independent trustee represents that s/he understands that income generated by the Company may be subject to tax, that s/he is authorized to execute such subscription on behalf of the plan or trust and that such investment is not prohibited by law or the plan's or trust's governing documents.

     The  undersigned  understands  and  agrees  that this  subscription  may be accepted or rejected by the Company in whole or in part, in its sole and absolute discretion. The undersigned hereby acknowledges and agrees that this Subscription Agreement shall survive (i) non-material changes in the transactions, documents and instruments described in the Prospectus, (ii) death or disability of the undersigned and (iii) the acceptance of this subscription by the Company. By executing this Subscription Agreement below, the undersigned
(i) acknowledge the accuracy of all statements and (ii) appoints the management of the Company to act as his true and lawful attorney to file any documents or take any action required by the Company to carry out its business activities.

     The foregoing information which the undersigned has provided to the Company is true and accurate as of the date hereof and shall be true and accurate as of the date of the undersigned's admission as a Shareholder. If in any respect such representations, warranties or information shall not be true and accurate at any time prior to the undersigned's admission as a Shareholder, s/he will give written notice of such fact to the Company, specifying which representation, warranty or information is not true and accurate and the reason therefore.

     By executing this Subscription Agreement, the undersigned certifies, under penalty of perjury:

     (1) That the Social Security Number or Taxpayer Identification Number provided below is correct; and

     (2) That the IRS has never notified him that s/he is subject to 20% backup withholding, or has notified her/him that s/he is no longer subject to such backup withholding. (Note: If this part (2) is not true in your case, please strike out this part before signing.)

     (3) The undersigned is a U.S. citizen or resident, or is a domestic corporation, partnership or trust, as defined in the Internal Revenue Code of 1986, as amended. (Note: If this part (3) is not true in your case, please strike out this part before signing.)

     (4) That the undersigned acknowledges and agrees that this information may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein is punishable by fine, imprisonment or both. The undersigned will notify the Company within sixty (60) days of the date upon which any of the information contained herein becomes false or otherwise changes in a material manner, or the undersigned becomes a foreign person. The undersigned agrees to update this information whenever requested by the Company. Under penalties of perjury, the undersigned declares that the undersigned has examined the information contained herein and to the best of the undersigned's knowledge and belief, it is true, correct and complete, and that the undersigned has the authority to execute this Subscription Agreement.

     This Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally. By executing this agreement, you are not waiving any rights under federal law.

      The undersigned is the following kind of entity (please check):

      The undersigned is the following kind of entity (please check):

        |_|  Individual                    |_| IRA
        |_| Joint Account - JTWROS         |_| Pension Plan
        |_| Joint  Account - TENCOM        |_| Trust
        |_| UGMA (Gift to Minor)           |_|Non-Profit Organization
        |_| Partnership                    |_| Employee of NASD member firm
        |_| Corporation                    |_| Other (Specify)

                     Dated this ___ day of ________ of 2001


Mr./Ms._____________________________         _________________________________

      Purchaser's Name                   Social Security or Tax ID#

Mr./Ms._____________________________      _________________________________
    Name of Second Purchaser              Date of Birth of First Purchaser

------------------------------------         (------)-------------------------
Street Address of First Purchaser               Business Phone (Day)

------------------------------------          (------)------------------------
City State and Zip Code                         Home Phone

------------------------------------
Signature of First Purchaser (Individual,
Custodian or Email address (if applicable)
Officer or Partner of Entity)

--------------------------------------------
Signature of Second Purchaser (if applicable)

NOTE: If a joint subscription, please indicate whether joint tenants with right of survivorship (JTWROS) or tenants in common (TENCOM). Each joint tenant or tenant in common must sign in the space provided. If purchaser is a trust, partnership, corporation or other business association, the signing trustee, partner or officer represents and warrants that he/she/it has full power and authority to execute this Subscription Agreement on its behalf. If Purchaser is a trust or partnership, please attach a copy of the trust instrument or partnership agreement. If Purchaser is a corporation, please attach certified corporate resolution authorizing signature.

     No person is authorized in connection with any offering of the shares to give any information or to give any representation not contained in this Prospectus, and the reader should not rely on any such information or representation as having been authorized by Nationwide or any Selling Shareholder. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

     Until the later of ______________ or ninety (90) days, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     Reference is made to "Fiduciary Responsibility of the Company's Management" contained and "Description of Capital Stock" in the Prospectus relating to the indemnification of the Registrant's officers, directors, stockholders, employees and affiliates. The Registrant is prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approved such indemnification after being apprized of relevant regulatory positions on indemnification.

EXCERPT FROM "FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT".

     The SEC has stated that, to the extent any exculpatory or indemnification provision purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, it is the opinion of the SEC that such indemnification is contrary to public policy and, therefore, unenforceable. Shareholders who believe that the Company's management may have violated applicable law regarding fiduciary duties should consult with their own counsel as to their evaluation of the status of the law at such time.

Directors' Liability

     Under Florida law, a director of the Company is not personally liable for monetary damages to the Company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform, those duties constitutes or result in: (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the director is liable for an unlawful corporate distribution; (4) a proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of a shareholder, for conscious disregard for the best interest of the Company, or willful misconduct; or (5) a proceeding by or in the right of someone other than the Company or a shareholder, for recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses of this offering are estimated as follows:*

SEC Registration Fee....................................    $ 1,875
Blue Sky fees and expenses..............................      5,000
Transfer Agent and Registrar fees.......................      1,000
Printing and engraving expenses.........................      3,075
Legal fees and expenses.................................     20,000
Accounting fees and expenses............................      1,500
Miscellaneous...........................................      2,500
                                                            --------
 Total.............................................         $34,950
                                                             =======
* All amounts other than the SEC registration fee are estimated.

Item 26. Recent sales of unregistered securities.

     Within the past three years, the Registrant sold securities without registration under the Securities Act of 1933, as amended (the "Act") as follows:

SECURITIES           NAMES OF         CONSIDERATION     EXEMPTION
SOLD                 INVESTORS        RECEIVED          FROM
                                                        REGISTRATION
---------------      -------------    --------------    -------------------------
800,000 Shares of    43 Person(1)      $4,000           Section 4(2) of the Securities
Common Stock(1)                                         Act and Rule 504 of  Reg D
                                                        promulgated thereunder.

2,000,000 Shares of  1  Person(2)      $  (2)           Section 4(2) of the Securities
Common Stock                                            Act and Rule 506 of Reg D
                                                        promulgated thereunder.

(1) Forty-Three(43) investors acquired 800,000 at a cost of $4,000. Included in the 800,000 shares is 721,000 shares of stock issued to Shelley Goldstein, the Company's Chief Executive Officer, President & Chairman valued at $0.001 par, $721. Ms. Goldstein cancelled 300,000 of her common stock shares, ab initio, prior to that certain Share Exchange Agreement mentioned below. These investors purchased their shares pursuant to an exemption provided by Rule 504 of Regulation D of the Securities Act.
(2) The one person who was issued 2,000,000 shares of Common Stock is Richard L. Loehr. These shares were issued to Mr. Loehr pursuant to that Share Exchange Agreement effective December 28, 2000. See Note 6. Common Stock, Notes to Consolidated Financial Statements dated December 31, 2000.


     The Company relied upon Section 3(b) of the Act and Rule 504 and any other applicable exemption for the issuance of its unregistered securities to the Selling Shareholders identified in our SB 2 Registration Statement. In each instance, such reliance was based on the following: (i) the aggregate offering price of the offering of the shares of Common Stock and warrants did not exceed $1,000,000, less the aggregate offering price for all securities sold with the twelve months before the start of and during the offering of shares in reliance on any exemption under Section 3(b) of, or in violation of Section 5(a) of the Act; (ii) no general solicitation or advertising was conducted by the Company in connection with the offering of any of the shares; (iii) the fact the Company has not been since its inception (a) subject to the reporting requirements of
Section 13 or 15(d) of the Securities Act of 1934, as amended, (b) and "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (c) a development stage company that either has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies or other entity or person.

Item 27  Exhibits


EXHIBIT
NUMBER                              DESCRIPTION
-------------                       --------------------
3(i).1            Articles of Incorporation of The Nationwide Companies, Inc., Inc., a Florida
                  corporation (1)

3(ii).1           Bylaws of The Nationwide Companies, Inc., Inc., a Florida corporation (1)

4.0      *        Form of Stock Certificate

4.2               Agreement for the exchange of Common Stock (2)

4.3               Amended Agreement Agreement for the exchange of Common Stock (3)

5.2      *        Opinion of Mintmire & Associates

10.1              Office lease for Corporate offices located in Davie, Florida (4)

10.2     *        Escrow Agreement

24.5     *        Consent of Robert Jarkow, CPA, independent Certified Public Accountants

24.6     *        Consent of Mintmire & Associates
---------------

(1) Incorporated herin by reference to the Company's Registration Statement on Form 10-SB originally filed with the SEC on December 21, 1999.
(2) Incorporated herein by reference to the Company's Form 8K originally filed with the SEC on January 12, 2001.
(3) Incorporated herein by reference to the Company's Form 8K Amendment 2 origninally filed with the SEC on May 11, 2001.
(4) Incorporated herein by reference to the Company's Form 10KSB Amendment 1 origninally filed with the SEC on May 17, 2001.
*    Filed herewith

                TABLE OF CONTENTS


                                          Page No.

Prospectus Summary                                      4
Summary Financial Data                                  5
Risk Factor                                             5
Certain Relationships and Related Transactions         10
Use of Proceeds                                        11
Detrmination of Offering Price                         12
Capitalization                                         12
Dilution                                               13
Fiduciary Responsibility of the Company's Management   14
Selling Shareholders                                   15
Shares Eligible for Future Sale                        20
Plan of Distribution                                   20
Legal Proceedings                                      22
Directors, Executive Officers, Promoters
               and Control Positions                   22
Principal Shareholders                                 25
The Company                                            26
Management's Discussion and Analysis
               or Plan of Operation                    32
Absence of Current Public Market                       37
Description of Securities                              37
Executive Compensation                                 38
Subscription Procedure                                 40
Legal Matters                                          40
Experts                                                40
Where You Can Find More Information                    41
Changes and Disagreements with Accountants
          on accounting and financial disclosure       42



                                   PROSPECTUS

                             Shares of Common Stock

                         THE NATIONWIDE COMPANIES, INC.
                            This Prospectus is dated

                           _________________, ____ 2001

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida, on the 28 day of August 2001.


                         The Nationwide Companies, Inc.
                                  (Registrant)


Date: August 28, 2001    By: BY: /s/ Carol Boozer
                         --------------------------
                         Carol Boozer
                         Vice President and Treasurer
                         (Principal Financial  Officer)




     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement was signed by the following persons in the capacities and on the dates stated.



     Date                     Signature                     Title
-------------            -----------------             ---------------


August 28, 2001      By: /s/ Richard L. Loehr
                     --------------------------
                      Richard L. Loehr                 Chairman & CEO